                                                                EXHIBIT 99(c)(3)


                          AGREEMENT AND PLAN OF MERGER

                                     among

                         APPLIED DIGITAL ACCESS, INC.,

                              DYNATECH CORPORATION

                                      and

                        DYNATECH ACQUISITION CORPORATION







                         Dated as of September 7, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
                                   ARTICLE I


                                   THE OFFER

1.1. The Offer...............................................................  1
1.2. Company Action..........................................................  3
1.3. Board of Directors......................................................  3

                                   ARTICLE II


                                   THE MERGER

2.1. Merger..................................................................  4
2.2. Conversion of Shares; Merger Consideration..............................  4
2.3. Stock Options...........................................................  5
2.4. Consummation of the Merger..............................................  5
2.5. Dissenters' Rights......................................................  6
2.6. Payment for Shares and Options..........................................  6
2.7. Closing of the Company's Transfer Books.................................  7
2.8. Articles of Incorporation; By-Laws......................................  8
2.9. Directors and Officers of the Surviving Corporation.....................  8

                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1. Corporate Status, etc...................................................  8
3.2. Capitalization..........................................................  9
3.3. Authority............................................................... 10
3.4. No Conflicts; Consents.................................................. 10

3.5. Investments............................................................. 11
3.6. Financial Statements.................................................... 11
3.7. Undisclosed Liabilities, etc............................................ 11
3.8. Absence of Changes...................................................... 11
3.9. Tax Matters............................................................. 14
3.10. Assets................................................................. 15
3.11. Real Property.......................................................... 15
3.12. Contracts.............................................................. 17
3.13. Intellectual Property.................................................. 17
3.14. Insurance.............................................................. 19
3.15. Litigation............................................................. 19
3.16. Compliance with Laws and Instruments................................... 20
3.17. Environmental Matters.................................................. 20
3.18. Employees, Labor Matters, etc.......................................... 21
3.19. Employee Benefit Plans and Related Matters; ERISA...................... 22
3.20. Accounts Receivable.................................................... 24
3.21. Inventories............................................................ 24
3.22. Customers.............................................................. 24
3.23. Suppliers; Raw Materials............................................... 24
3.24. Products............................................................... 25
3.25. Bank Accounts.......................................................... 25
3.26. Brokers, Finders, etc.................................................. 26
3.27. SEC Reports and Financial Statements................................... 26
3.28. Offer Documents; Schedule 14D-9........................................ 26
3.29. Fairness Opinion....................................................... 27
3.30. Disclosure............................................................. 27
3.31. Takeover Statutes...................................................... 27
3.32. Nortel Warrant......................................................... 28
3.33. Cash on the Balance Sheet.............................................. 28

                                   ARTICLE IV


                    REPRESENTATIONS AND WARRANTIES OF PARENT
                               AND THE PURCHASER

4.1. Status; Authorization, etc. ............................................ 28
4.2. No Conflicts, Consents, etc. ........................................... 28
4.3. Litigation.............................................................. 29
4.4. Brokers, Finders, etc. ................................................. 29
4.5. No Prior Business....................................................... 29

4.6. Offer Documents; Schedule 14D-9......................................... 29
4.7. Financing............................................................... 30
4.8. Beneficial Ownership.................................................... 30

                                   ARTICLE V


                            COVENANTS OF THE COMPANY

5.1. Conduct of the Business................................................. 30
5.2. No Solicitation......................................................... 31
5.3. Access and Information.................................................. 32
5.4. Further Assurances...................................................... 33

                                   ARTICLE VI


                              COVENANTS OF PARENT,
                         THE PURCHASER AND THE COMPANY

6.1. Public Announcements.................................................... 33
6.2. Reasonable Best Efforts................................................. 33
6.3. Stockholder Approval.................................................... 34
6.4. Directors' and Officers' Insurance and Indemnification.................. 35
6.5. Stockholder Litigation.................................................. 35
6.6. Parent Obligations...................................................... 36

                                  ARTICLE VII


                              CONDITIONS PRECEDENT

7.1. Condition to Obligations of Each Party.................................. 36

                                  ARTICLE VIII


                                  TERMINATION

8.1. Termination............................................................. 37
8.2. Non-Survival of Representations and Warranties.......................... 38
8.3. Fees and Expenses....................................................... 38

                                   ARTICLE IX


                                  DEFINITIONS

9.1. Definition of Certain Terms............................................. 40

                                   ARTICLE X


                                 MISCELLANEOUS

10.1. Severability........................................................... 49
10.2. Notices................................................................ 49
10.3. Entire Agreement....................................................... 50
10.4. Counterparts; Headings................................................. 50
10.5. Governing Law, etc..................................................... 50
10.6. Binding Effect......................................................... 51
10.7. Assignment............................................................. 51
10.8. Amendment and Waiver................................................... 52

  Annex A  Certain Conditions of the Offer

Exhibit A  Form of Amended and Restated Certificate of Incorporation of the
Company

                                   SCHEDULES

3.1(b)       Jurisdiction
3.2(i)       Company Common Stock
3.2(ii)      Options
3.2(iii)     Subscription, Options, Warrants
3.2(iv)      Voting Trusts
3.4(a)       Conflicts
3.4(b)       Consents
3.5          Investments
3.7          Undisclosed Liabilities
3.8          Absence of Changes
3.9(a)       Taxes
3.9(b)       Taxes - Extension of Statute of Limitations, etc.
3.9(c)       Taxes - Audit and Deficiencies
3.9(d)       Tax Arrangements and Groups
3.10         Assets
3.11(a)      Owned Real Property
3.11(b)      Leases
3.11(c)      Contracts
3.12(b)      Contract - Violation, Change of Control
3.13(a)(i)   Owned Intellectual Property
3.13(b)(i)   Intellectual Property not Owned by the Company
3.13(b)(ii)  Intellectual Property Liens
3.13(b)(iii) Intellectual Property Licenses
3.13(b)(iv)  Intellectual Property Liens (after Effective Time)
3.13(d)      Intellectual Property Litigation
3.13(f)      Software Calendar Function
3.14         Insurance Policies
3.15         Litigation
3.16(a)      Compliance
3.16(b)      Governmental Approvals
3.17(a)      Environmental Matters
3.17(b)      Other Environmental Matters
3.18         Employees
3.19(a)      Employee Benefit Plans
3.19(c)      Acceleration of Employee Benefits
3.20         Accounts Receivable
3.21         Inventories
3.22         Customers
3.23         Suppliers
3.24(a)      Warranties
3.24(b)      Product Liability
3.24(c)      Rebates
3.25         Bank Accounts

4.2(b)       Consents
4.4          Broker
4.8          Beneficial Ownership
5.1          Conduct of the Business

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of September 7, 1999 by and among DYNATECH CORPORATION, a Massachusetts corporation ("Parent"), DYNATECH
                                                    ------
ACQUISITION CORPORATION, a Delaware corporation and an indirect wholly-owned subsidiary of Parent (the "Purchaser"), and APPLIED DIGITAL ACCESS, INC., a
                           ---------
Delaware corporation (the "Company").  Capitalized terms used herein have the
                           -------
meanings ascribed in Section 9.1.

      WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company each has determined that it is fair to, and in the best interests of, their respective stockholders for Parent to acquire the Company pursuant to a merger (the "Merger") in which the Purchaser shall be merged with and into the
               ------
Company pursuant to this Agreement;

      WHEREAS, in furtherance thereof, Parent proposes that the Purchaser make an offer to purchase for cash all of the issued and outstanding shares of the Company's Common Stock, par value $0.001 per share (the "Company Common Stock")
                                                         --------------------
, at a price of $5.37 per share net to the seller; and

      WHEREAS, the Boards of Directors of Parent, the Purchaser and the Company have approved the Merger following the expiration of such offer, upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE OFFER

      1.1.  The Offer. (a) Provided that nothing shall have occurred that would
            ---------
result in a failure to satisfy any of the conditions set forth in Annex A hereto, the Purchaser shall, and Parent shall cause the Purchaser to, as promptly as practicable after the date hereof, but in no event later than five business days following the public announcement of the terms of this Agreement, commence a tender offer (the "Offer") to purchase for cash all of the issued and
                              -----
outstanding shares of Company Common Stock (the shares of Company Common Stock hereinafter referred to as the "Shares") at a price of not less than $5.37 per
                                ------
Share net to the seller in cash. The Offer shall be subject to the condition that there shall be validly tendered (and not withdrawn) in accordance with the terms of the Offer, prior to the expiration date of the Offer, that number of Shares which represents at least a majority of the outstanding Shares (the

"Minimum Condition") and to the other conditions set forth in Annex A hereto.
------------------
Notwithstanding the foregoing, the Purchaser expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms or conditions of the Offer, provided that without the prior written consent of the
                         --------
Company, the Purchaser shall not waive the Minimum Condition and shall not make any change in the Offer which changes the form of consideration to be paid or decreases the price per Share, or the number of Shares sought in the Offer or which imposes conditions to the Offer in addition to those set forth in Annex A. The Purchaser shall have the right to extend the Offer (for not more than an aggregate of five business days (as defined in Rule 14d-1 under the Exchange
Act)) from time to time without the consent of the Company. In addition to the rights set forth in the two preceding sentences, if on any scheduled expiration date of the Offer all conditions to the Offer shall not have been satisfied or waived, the Purchaser shall extend the Offer from time to time until such conditions have been satisfied or waived; provided that the Purchaser shall have
                                          --------
no obligation to extend the Offer beyond the date 60 days after commencement of the Offer unless the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act has not terminated or expired in which case not past the date set forth in Section 8.1(b) hereto. If on any scheduled expiration date of the Offer all conditions to the Offer (including the Minimum Condition) shall have been satisfied but the number of Shares tendered (and not withdrawn) pursuant to the Offer represent less than 90% of the outstanding Shares, on a fully-diluted basis (including for this purpose only options and warrants that are in-the-money and excluding for this purpose any right to acquire Shares that may not be exercised within 60 days from the applicable date), the Purchaser shall also have the right to extend the Offer from time to time without the consent of the Company (for not more than an aggregate of 10 business days) in order to permit the Purchaser to solicit the tender of additional Shares pursuant to the Offer. Subject to the foregoing and to the terms and conditions of the Offer, the Purchaser agrees to pay, as promptly as reasonably practicable after the expiration of the Offer, for all Shares properly tendered and not withdrawn pursuant to the Offer that the Purchaser is obligated to purchase.

      (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser will file with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1,
            --------------
together with the related offer to purchase and the form of the related letter of transmittal, are hereinafter collectively referred to as the "Offer
                                                                 -----
Documents". Parent and the Purchaser shall give the Company and its counsel a
---------
reasonable opportunity to review the Offer Documents prior to the filing of the Offer Documents with the SEC or to the dissemination of the Offer Documents to the stockholders of the Company. Parent and the Purchaser will furnish the Company and its counsel in writing with any comments that Parent, the Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents, promptly after receipt of such comments.

      1.2.  Company Action. (a) In connection with the Offer, the Company shall
            --------------
cause its transfer agent to furnish the Purchaser with mailing labels, security position listings and any available listings or computer files containing the names and addresses of record holders of the Shares as of a recent date, and shall furnish to the Purchaser such information and assistance as Parent or the Purchaser may reasonably request in communicating the Offer to the Company's stockholders. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser shall hold in confidence the information contained in such labels, listings and filings, will use such information only in connection with the Offer and, if this Agreement is terminated, will, upon the request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or in the possession of its agents or representatives.

      (b) The Company hereby consents to the Offer and represents that the Board of Directors of the Company (at a meeting duly called and held at which a quorum was present) as part of its approval of this Agreement has unanimously
(i) approved the Offer, the Merger and the transactions contemplated by this
 -
Agreement, (ii) determined that each of the Offer and the Merger is advisable
            --
and is fair to and in the best interests of the stockholders of the Company and
(iii) resolved to recommend acceptance of the Offer and approval and adoption of
 ---
this Agreement by the stockholders of the Company (to the extent such approval
and adoption is required by applicable law).   As soon as practicable on the day
that the Offer is commenced the Company will file with the SEC the Schedule 14D-9 (together with any amendments or supplements thereto, and including all exhibits, the "Schedule 14D-9") which, subject to Section 5.2, shall reflect the
               --------------
recommendations of the Company's Board of Directors referred to above. The Company and Parent each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC.

      1.3.  Board of Directors. (a) Promptly upon the purchase by the Purchaser
            ------------------
of more than 50% of the outstanding Shares on a fully-diluted basis pursuant to the Offer and from time to time thereafter, the Company shall use its best efforts to allow the Purchaser to designate up to the minimum number of directors necessary in order for the result (expressed as a fraction) derived by dividing the number of directors so designated by the total number of directors to be at least equal to the result (expressed as a fraction) derived by dividing the Shares then held by the Purchaser by the total number of Shares then outstanding; provided, however, that until the Effective Time (as defined in
             --------  -------
Section 2.4 hereof) the Board of Directors will have at least two (2) Independent Directors (as defined in Section 1.3(c) hereof). Upon request by the Purchaser, the

Company shall use its best efforts promptly, at the Company's election, either to increase the size of the Board of Directors or to secure the resignation of such number of directors as is necessary to enable the Purchaser's designees to be elected to the Board of Directors, and to cause the Purchaser's designees to be so elected.

      (b) The Company's obligations with respect to the election of the Purchaser's designees to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder.
The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-
1. Parent and the Purchaser will supply to the Company in writing and shall be solely responsible for any information with respect to any of them and their nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14f-1.

      (c) Following the election or appointment of the Purchaser's designees pursuant to this Section 1.3 and prior to the Effective Time, any amendment to this Agreement or of the Certificate of Incorporation or By-Laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser and any waiver of any of the Company's rights under this Agreement will require the concurrence of a majority of the directors of the Company then in office who are neither designated by the Purchaser nor otherwise affiliated with Parent or the Purchaser nor employees of the Company or any of its subsidiaries (the "Independent Directors").
                       ---------------------

                                  ARTICLE II

                                  THE MERGER

      2.1.  Merger. Upon the terms and subject to the conditions of this
            ------
Agreement, and in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL"), as promptly as practicable following the consummation of the Offer, the Purchaser shall be merged with and into the Company. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue its existence
                    ----------------------
under the laws of the State of Delaware. At the Effective Time (as defined in Section 2.4), the separate existence of the Purchaser shall cease. The name of the Surviving Corporation shall be "Applied Digital Access, Inc."

      2.2.  Conversion of Shares; Merger Consideration. At the Effective Time,
            ------------------------------------------
by virtue of the Merger and without any action on the part of any holder thereof: (a) each
          -

Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled pursuant to clause (b) below and any Dissenting Shares (as defined in Section 2.5)) shall be converted into the right to receive in cash an amount per Share equal to the Merger Consideration (as defined below), subject to any required withholding of taxes and without interest; (b) each Share owned
                                                            -
by Parent, the Purchaser or any other direct or indirect subsidiary of Parent, or held in the treasury of the Company, immediately prior to the Effective Time, shall be canceled and extinguished, and no payment will be made with respect to those Shares; and (c) all shares of common stock of the Purchaser, par value
                   -
$.01 per share, then issued and outstanding shall be converted into an equal number of shares of common stock of the Surviving Corporation. "Merger
                                                                ------
Consideration" means $5.37 per Share or, if a greater price shall have been paid
-------------
in the Offer, such greater price.

      2.3.  Stock Options. Immediately prior to the Effective Time, each then
            -------------
outstanding option to purchase Shares (collectively, the "Options"), whether or
                                                          -------
not then exercisable, shall be canceled by the Company in exchange for a right to receive a payment in cash in accordance with Section 2.6(b) (the "Option
                                                                     ------
Consideration") equal to the product of (i) the number of Shares previously
-------------                            -
subject to the Option and (ii) the excess, if any, of the Merger Consideration
                           --
over the exercise price for each Share under such Option. As of the Effective Time, each holder of an Option will be entitled to receive only an amount equal to the Option Consideration. All amounts payable under this Section 2.3 shall be subject to any required withholding of taxes and shall be paid without interest. Effective as of the Effective Time and subject to payment of the Option Consideration, the Company shall cause each stock option or other equity based plan maintained with respect to any Shares (or rights in respect thereof) to be terminated.

      2.4.  Consummation of the Merger. Upon the terms and subject to the
            --------------------------
conditions of this Agreement, the Company shall execute in the manner required by the DGCL, and deliver to the Secretary of State of the State of Delaware, a duly executed certificate of merger (the "Certificate of Merger") as required by
                                          ---------------------
the DGCL, and the parties shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.4, a closing (the "Closing") will be held at the offices of
                                     -------
Debevoise & Plimpton, 875 Third Avenue, New York, New York, or at another location mutually agreed upon by the parties hereto, on the third business day following the satisfaction of the condition set forth in Section 7.1(c) hereof (or, in the event the Purchaser shall acquire at least 90% of the outstanding Shares in the Offer, on the tenth business day following the completion of the Offer) (or such other time as the Purchaser and the Company may agree, immediately after the conditions set forth in Article VII have been satisfied or waived) for the purpose of confirming all of the foregoing. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time".
                                                      --------------

      2.5.  Dissenters' Rights. Notwithstanding any provision of this Agreement
            ------------------
to the contrary, any shares of capital stock of the Company outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of Section 262 of the DGCL and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not
                                                 -----------------
be converted into or represent a right to receive the consideration set forth in
Section 2.2, but the holder shall only be entitled to such rights as are granted by the DGCL. If a holder of shares of capital stock of the Company who demands appraisal of those shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive the consideration as provided in Section 2.2, without interest, upon the surrender of the certificate or certificates representing those shares. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares
             -
of capital stock of the Company, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all
                                          --
negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of capital stock of the Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.

      2.6.    Payment for Shares and Options. (a) Shares. Prior to the Effective
              ------------------------------      ------
Time, the Purchaser shall designate ChaseMellon Shareholder Services, L.L.C. to
                                    --------------------------------  ------
act as Paying Agent with respect to the Merger (the "Paying Agent"). Each holder
                                                     ------------
(other than Parent, the Purchaser or any subsidiary of Parent) of a certificate or certificates (the "Certificates") which immediately prior to the Effective
                      ------------
Time represented outstanding Shares will be entitled to receive, upon surrender to the Paying Agent of the Certificates for cancellation, cash in an amount equal to the product of the number of Shares previously represented by the Certificates multiplied by the Merger Consideration, subject to any required withholding of taxes. At or prior to the Effective Time, the Purchaser and Parent shall make available to the Paying Agent sufficient funds to make all payments pursuant to the preceding sentence. No interest shall accrue or be paid on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificates surrendered are registered, it shall be a condition of payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting the payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificates surrendered or establish to the satisfaction of the Surviving Corporation that the tax has been paid or is not applicable. Following the Effective Time, until surrendered to the Paying Agent in accordance with the provisions of this Section 2.6(a), each Certificate shall represent for all purposes only the right to receive upon surrender thereof the Merger Consideration multiplied by the number of Shares evidenced by the Certificate, without any interest, subject to any required withholding taxes. Any funds delivered or made available to the Paying Agent pursuant to this
Section 2.6(a) and not exchanged for Certificates within six (6) months after the Effective Time will be returned by the Paying Agent to the Surviving Corporation, which thereafter will act as Paying Agent, subject to the rights of holders of unsurrendered Certificates under this Section 2.6(a), and any former stockholders of the Company who have not previously exchanged their Certificates will thereafter be entitled to look only to the Surviving Corporation for payment of their claim for the consideration set forth in Section 2.2, without any interest, but will have no greater rights against the Surviving Corporation than may be accorded to general creditors thereof under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of Shares for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to three (3) years after the Effective Time (or immediately prior to such earlier date on which any payment in respect hereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable laws, become the property of the Surviving Corporation, free and clear of all claims of interest of any person previously entitled thereto. As soon as practicable after the Effective Time (but not later than five (5) business days after the Effective
Time), the Surviving Corporation will cause the Paying Agent to mail to each record holder of Certificates a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment.

      (b)   Options.  Each holder of an Option, whether or not then exercisable,
            -------
will be entitled to receive cash in an amount equal to the Option Consideration in respect of such Options (determined in accordance with Section 2.3 hereof), subject to any required withholding taxes and without interest. As soon as practicable after the Effective Time, and in any event no more than fifteen (15) calendar days following the Effective Time, the Surviving Corporation shall pay, or cause to be paid, all amounts due as Option Consideration to holders of Options as required by this Agreement.

      2.7.    Closing of the Company's Transfer Books. At the Effective Time,
              ---------------------------------------
the stock transfer books of the Company shall be closed and no transfer of Shares converted into the right to receive the Merger Consideration pursuant to the terms hereof, Dissenting Shares or Shares to be canceled pursuant to Section
2.2 hereof shall thereafter be made. If, after the Effective Time, Certificates for such Shares are presented to the Surviving

Corporation, they shall be canceled and exchanged for cash or merely canceled, as the case may be, pursuant to and in accordance with Sections 2.2, 2.5 and 2.6 hereof, subject to applicable law in the case of Dissenting Shares.

      2.8.  Articles of Incorporation; By-Laws. (a) The certificate of
            ----------------------------------
incorporation of the Company as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the DGCL, be amended and restated as set forth in Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

      (b) By-laws. The by-laws of the Purchaser, as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended as provided by applicable law, the certificate of incorporation of the Surviving Corporation and such by-laws.

      2.9.   Directors and Officers of the Surviving Corporation. (a)  The
             ---------------------------------------------------
directors of the Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

      (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

      Except as set forth in the Disclosure Letter (as defined below), the Company represents and warrants to Parent and the Purchaser as follows:

      3.1.  Corporate Status, etc. (a)  Organization. Each of the Company and
            ---------------------       ------------
its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority to conduct the Business as it is presently conducted and to own or lease and to operate its properties as and in the places where such properties are owned, leased or operated.

      (b)   Qualification.  Each of the Company and its Subsidiaries is duly
            -------------
qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the properties owned or leased by it makes such qualification necessary, except for such failures to be so qualified and in good standing as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 3.1(b) of the disclosure letter delivered by the Company to Parent and the Purchaser on or prior to the date hereof (the "Disclosure Letter") lists all jurisdictions in which such
             -----------------
qualification is necessary.

      (c)   Organizational Documents.  The Purchaser has been furnished complete
            ------------------------
and correct copies of the certificate of incorporation and by-laws or other organizational documents of the Company and each of its Subsidiaries, as amended, modified or waived through and in effect on the date hereof (the "Organizational Documents"). Each of the Organizational Documents is in full
-------------------------
force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents. The minute books of the Company and each of its Subsidiaries, which have heretofore been made available to the Purchaser, correctly reflect for each (i) all corporate
                                                             -
actions taken by the stockholders that such stockholders were required by applicable Law to take, (ii) all corporate actions taken by the directors that
                         --
such board of directors was required by applicable Law to take and (iii) all
                                                                    ---
other corporate actions taken by the stockholders and directors (including by any committee of the board of directors).

      3.2.    Capitalization. The authorized capital stock of the Company
              --------------
consists of 30,000,000 shares of Company Common Stock, par value $0.001 per share, and 7,500,000 shares of Preferred Stock, (the "Preferred Shares"). As of
                                                      ----------------
the date hereof, (i) 13,227,777 Shares are issued and outstanding (other than
                  -
Shares held in the treasury of the Company as treasury stock), all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights except as described on Schedule 3.2(i) the Disclosure Letter delivered by the Company to Parent on or prior to the date hereof; (ii) there are no Shares
                                                       --
held in the treasury of the Company as treasury stock; (iii) there are
                                                        ---
outstanding Options to purchase an aggregate of 3,180,795 Shares; (iv) there are
                                                                   --
no outstanding Preferred Shares; and (v) there are no Shares or Preferred Shares
                                      -
owned by any subsidiary of the Company. There are no stock appreciation rights outstanding. Schedule 3.2(ii) of the Disclosure Letter sets forth a list, complete and correct as of the date hereof, of the holders of all Options and the number of Shares issuable upon the exercise of each such Option and the exercise prices thereof. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 3.2 and on Schedule 3.2(iii) of the Disclosure Letter, no shares of capital stock or other voting securities are issued, reserved for issuance or outstanding, nor are there any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries obligating the Company or any of its subsidiaries to issue, deliver, sell or purchase, or cause to be issued, delivered, sold or purchased, any securities of the Company or any of its subsidiaries. Except as set forth on Schedule 3.2(iv) of the Disclosure Letter, there are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of capital stock of the Company or any of its subsidiaries.

      3.3.  Authority. The Company has the requisite corporate power and
            ---------
authority to execute and deliver this Agreement and to carry out its obligations pursuant hereto. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Offer and the Merger, have been duly authorized by all necessary corporate action on the part of the Company, subject only, to the extent required by law, to approval by the stockholders of the Company as provided in
Section 6.3. This Agreement has been duly executed and delivered by, and, assuming due authorization, execution and delivery by Parent and the Purchaser, constitutes a valid and binding obligation of, the Company. Except for the approval by the stockholders of the Company as provided in Section 6.3, no other corporate actions or proceedings on the part of the Company or its stockholders are necessary to authorize this Agreement, the Offer, the Merger or the consummation of the transactions contemplated hereby or its discharge of its obligations pursuant hereto.

      3.4.  No Conflicts; Consents. (a)  Except as set forth on Schedule 3.4(a)
            ----------------------
of the Disclosure Letter, the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, including, but not limited to, the Offer and the Merger, do not and will not conflict with, contravene, result in a material violation or breach of or default under (with or without the giving of notice or the lapse of time or both), give rise to a right or claim of termination, amendment, modification, vesting, acceleration or cancellation of any material right or obligation or loss of any material benefit under, result in the creation of any Lien (or any obligation to create any Lien) upon, or give rise to the creation of a material right or claim by any Person other than the Company to, any of the Assets (including, without limitation, the Company Intellectual Property) under, (a)
                                                                           -
any Law applicable to the Company or its Subsidiaries, or any of their respective properties or assets, (b) any provision of any of the Organizational
                                  -
Documents of the Company or its Subsidiaries or (c) any Contract, or any other
                                                 -
agreement or instrument to which the Company or its Subsidiaries is a party or by which any of their respective properties or assets may be bound.

      (b) Except as set forth on Schedule 3.4(b) of the Disclosure Letter, no Consent of or with any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission, whether domestic or foreign (a "Governmental Authority"),
                                                      ----------------------
or other Person is required to be obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, including, but not limited to, the Offer and the Merger, except for (i) applicable requirements under the Competition Laws,
                        -
(ii) applicable requirements under the Exchange Act, (iii) applicable
 --                                                   ---
requirements under the Securities Act, (iv) the filing of the Certificate of
                                        --
Merger with the Delaware Secretary of State, (v) applicable requirements under
                                              -
"blue sky" laws of various states and (vi) such other consents, approvals,
                                       --
orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made in the aggregate would not reasonably be expected to have or result in a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby, including, but not limited to, the Offer and the Merger.

      3.5.  Investments. Except as set forth on Schedule 3.5 of the Disclosure
            -----------
Letter, neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities, including, without limitation, any options, warrants, conversion or other rights, of, or interest in, any other Person (other than, as to the Company, its Subsidiaries).

      3.6.  Financial Statements. (a) The Audited Financial Statements are
            --------------------
complete and correct, have been delivered to the Purchaser and have been derived from the accounting books and records of the Company. The balance sheets included in the Financial Statements present fairly the financial position of the Company as at the respective dates thereof, and the statements of income, cash flows and stockholders equity included in such Financial Statements present fairly the results of operations, cash flows and stockholders equity of the Company for the respective periods indicated, in each case in conformity with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto.)

      (b) The Interim Financial Statements have been prepared in all material respects on a basis consistent with the Audited Financial Statements, except that the Interim Financial Statements do not contain notes and may be subject to normal audit adjustments.

      3.7.  Undisclosed Liabilities, etc. Neither the Company nor any of its
            ----------------------------
Subsidiaries has any material liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth on Schedule 3.7 of the Disclosure Letter,
                    -
(b) as and to the extent disclosed on and adequately reserved against in the
 -
Balance Sheet, or (c) for liabilities and obligations that (i) were incurred
                   -                                        -
after December 31, 1998 in the ordinary course of business and are not prohibited by this Agreement and (ii) individually and in the aggregate have not
                                  --
had a Material Adverse Effect and could not reasonably be expected to have or result in a Material Adverse Effect. Since December 31, 1998, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to become or result in a Material Adverse Effect.

      3.8.  Absence of Changes. Since December 31, 1998, except (a) as set forth
            ------------------                                   -
on Schedule 3.8 of the Disclosure Letter , (b) as disclosed in the Company SEC
                                            -
Documents or (c) as specifically permitted after the date hereof pursuant to
              -
Section 5.1, neither the Company nor any of its Subsidiaries has:

            (i) declared, set aside, made or paid any dividend, distribution or any other amount;

            (ii) issued or sold any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares;

            (iii) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt except for borrowings and repayments in the ordinary course of business;

            (iv) assigned, mortgaged, pledged or otherwise subjected to any Lien, any of its Assets, except for Permitted Liens in the ordinary course of business;

            (v) forgiven, canceled, compromised, waived or released any debts, claims or rights, except for debts, claims and rights forgiven, canceled, compromised, waived or released in the ordinary course of business consistent with past practice;

            (vi) except in the ordinary course of business, paid any bonus to any director, officer, manager, employee, sales representative, agent or consultant, or granted to any director, officer, manager, employee, sales representative, agent or consultant any other increase in compensation in any form;

            (vii) entered into, adopted or amended any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any officer, director, employee, sales representative, agent, consultant or Affiliate (whether or not legally binding);

            (viii) suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or received notice of any loss of a supplier, customer or employee, that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect;

            (ix) amended any of its Organizational Documents or adopted a shareholders' rights plan;

            (x) without the consent of the Purchaser, changed in any respect its accounting practices, policies or principles;

            (xi) incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person) in excess of (A) $25,000 in each case, other than
                                         -
      purchase orders and payroll obligations in the ordinary course of business, or (B) except in the ordinary course of business, $75,000 in the
                    -
      aggregate at any one time outstanding;

            (xii) sold any assets with a value in excess of $25,000 in each case or $50,000 in the aggregate, other than inventory in the ordinary course of business consistent with past practice;

            (xiii) (a) entered into any Contract or any amendment, modification
                    -
      or termination of any existing Contract, other than (i) any Contract
                                                           -
      entered into in the ordinary course of business and involving an expenditure of less than $25,000 in each individual case and $75,000 in the aggregate, or (ii) any Contract that, pursuant to its terms, is
                         --
      cancelable without penalty on notice of 30 days or less from the end of the first month following the Effective Time, or (b) breached any material Contract;

            (xiv) made any capital expenditures or capital additions or improvements in excess of $25,000 in any case or $75,000 in the aggregate, other than as previously disclosed in writing to the Purchaser;

            (xv) instituted, settled or agreed to settle any litigation, action or proceeding before any court or government body, other than in the ordinary course of business consistent with past practice but not in any case involving amounts in excess of $25,000;

            (xvi) failed to use best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by the Company and its Subsidiaries;

            (xvii) failed to comply in all material respects with all Laws applicable to the Business;

            (xviii) failed to use all reasonable efforts to maintain the Company and its Subsidiaries in good standing in their jurisdiction of incorporation and in the jurisdictions in which they are qualified to do business as a foreign corporation and to maintain all governmental approvals and other consents necessary for, or otherwise material to, the Business;

            (xix) failed to replenish the inventories and supplies in a normal and customary manner consistent with prior practice; or made purchase commitments in excess of the normal, ordinary and usual requirements of the Business or at any price or upon terms and conditions more onerous than those usual for the Company based on past practice; or made any change in selling, pricing, advertising or personnel practices inconsistent with prior practice;

            (xx)    suffered any Material Adverse Effect;

            (xxi) merged or consolidated with, or agreed to merge or consolidate with, or purchased substantially all of the assets of, or otherwise acquired, any business, business organization or division thereof, or any other Person; or

            (xxii) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

      3.9.  Tax Matters. (a) Except as set forth on Schedule 3.9(a) of the
            -----------
Disclosure Letter, (i) all income and other material returns and forms required
                    -
to be filed by the Company or its Subsidiaries with respect to Taxes have been filed, (ii) all such returns and forms are true, correct and complete in all
        --
material respects, (iii) all Taxes due by the Company or its Subsidiaries,
                    ---
chargeable as a Lien upon the assets of the Company or its Subsidiaries, claimed to be due by any Governmental Authority, or that may become due by the Company or its Subsidiaries with respect to any period (or portion thereof) ending on or before the Effective Time have been paid or have been adequately reserved for in the Financial Statements and will be paid when due if due on or before the Closing, (iv) each of the Company and its Subsidiaries has duly and timely
          --
withheld all Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Governmental Authority if due on or before the Closing.

      (b)   Except as set forth on Schedule 3.9(b) of the Disclosure Letter, (i)
                                                                              -
no agreement or other document waiving, extending, or having the effect of waiving or extending, the statute of limitations, the period of assessment or collection of any Taxes on or in respect of the Company or its Subsidiaries, and no power of attorney with respect to any such Taxes has been filed with any Governmental Authority which waiver, extension or power of attorney is currently in effect and (ii)
                                                                         --
neither the Company nor its Subsidiaries has requested or been granted an extension of time for filing any tax return or form to a date later than the date of this Agreement.

      (c) Except as set forth on Schedule 3.9(c) of the Disclosure Letter, the Company has not received any notification that any Taxes on or in respect of the Company or its Subsidiaries are currently under audit, examination or investigation by any Governmental Authority. Except as set forth on Schedule 3.9(c) of the Disclosure Letter, no Governmental Authority is now asserting or threatening to assert against the Company or its Subsidiaries any deficiency or claim for Taxes or any adjustment to Taxes.

      (d) Except as set forth on Schedule 3.9(d) of the Disclosure Schedule, none of the Company or its Subsidiaries (i) is a party to or has any obligation under any written Tax separation, sharing or similar arrangement or (ii) is or has been a member of any consolidated, combined or unitary group for purposes of filing Tax returns.

      (e) No amount will be required to be withheld under section 1445 of the Code in connection with any of the transactions contemplated by this Agreement.

      (f) Neither the Company nor its Subsidiaries, will, as a result of the transactions contemplated by this Agreement, make or become obligated to make any "parachute payment" as defined in Section 280G of the Code.

      3.10.  Assets. Except as set forth on Schedule 3.10 of the Disclosure
             ------
Letter, the Company and its Subsidiaries own, or otherwise have full, exclusive, sufficient and legally enforceable rights to use, all of the properties, assets and rights (real, personal or mixed, tangible or intangible), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business (the "Assets"). The Company or its Subsidiaries have good, valid
                   ------
and marketable title to, or in the case of leased property have good and valid leasehold interests in, all Assets that are material to the Business, including but not limited to all such Assets reflected in the Balance Sheet or acquired since the date thereof (except as disposed of in the ordinary course of business after the date thereof and in accordance with this Agreement), in each case free and clear of any Lien, except Permitted Liens. The Assets constitute all of the assets used by the Company and its Subsidiaries to produce the revenue set forth on the statements of income included in the Financial Statements and any subsequently produced revenue. There are no Assets used in the operation of the Business that will not, following the Closing, be owned by the Company or its Subsidiaries, or leased or licensed to the Company or its Subsidiaries under valid current leases or license arrangements. All tangible Assets currently being used in the business are in good working order, except for normal wear and tear. Schedule 3.10 of the Disclosure Letter identifies the location of all tangible Assets that are owned by the Company or its Subsidiaries that are material to the Business, including but not limited to buildings, machinery, equipment, vehicles, inventory and real property.

      3.11. Real Property. (a)  Owned Real Property.  Except as set forth on
            -------------       -------------------
Schedule 3.11(a) of the Disclosure Letter, neither the Company nor its Subsidiaries owns any real property. The Company or its Subsidiaries has good, valid and marketable fee simple title to the Owned Real Property, free and clear of any Liens other than Permitted Liens.

      (b)   Leases.  Schedule 3.11(b) of the Disclosure Letter contains a
            ------
complete and correct list of all Leases setting forth the address and landlord for each Lease. The Purchaser has been furnished with correct and complete copies of the Leases. Each Lease between the Company and any of its Affiliates is legal, valid, binding, in full force and effect and enforceable against each party thereto and each other Lease is legal, valid, binding, in full force and effect and enforceable against the Company and, to the knowledge of the Company, each other party thereto. None of the Company, its Subsidiaries nor any Affiliate thereof is, and, to the knowledge of the Company, no other party is, in default, violation or breach in any material respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach by the Company, its Subsidiaries, any Affiliate thereof or, to the knowledge of the Company, any other party in any material respect under any Lease. Each Lease grants the tenant under the Lease the exclusive right to use and occupy the premises and rights demised thereunder. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under their respective Leases for the Leased Real Property.

      (c)   No Proceedings.  There are no proceedings in eminent domain or other
            --------------
similar proceedings pending or, to the knowledge of the Company, threatened, affecting any portion of the Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any Litigation, pending or, to the knowledge of the Company, threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any Real Property.

      (d)   Current Use.  The use and operation of the Real Property in the
            -----------
conduct of the Business does not violate any material instrument of record or agreement affecting the Real Property. There is no material violation by the Company or its Subsidiaries, or to the knowledge of the Company, any other Person, of any covenant, condition, restriction, easement or agreement or order of any Governmental Authority that affects the Real Property or the ownership, operation, use or occupancy thereof. No material damage or destruction has occurred with respect to any of the Real Property that has not been repaired so as to restore such Real Property to its state prior to any such damage or destruction.

      (e)   Richardson Lease.  The Company's lease for the premises in
            ----------------
Richardson, Texas has been sublet by the Company to Grocery Link for a term of three years with a renewal option for two additional terms of one year each. Such sublease is legal, valid, binding, in full force and effect and enforceable against the Company and, to the knowledge of the Company, each other party thereto.

      3.12. Contracts. (a)  Disclosure.  Schedule 3.12(a) of the Disclosure
            ---------       ----------
Letter contains a complete and correct list, as of the date hereof, of all Contracts. The Company and its Subsidiaries have made available to the Purchaser complete and correct copies of all written Contracts, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth on Schedule 3.12(a) of the Disclosure Letter.

      (b)   Enforceability.  All Contracts are legal, valid, binding, in full
            --------------
force and effect and, enforceable against the Company and, to the knowledge of the Company, enforceable against each other party thereto. Except as set forth on Schedule 3.12(b) of the Disclosure Letter, there does not exist under any Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of the Company, its Subsidiaries or any Affiliate of either, or, to the knowledge of the Company, any other Person, other than such violations, breaches, events of default, or events or conditions that, individually and in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect. Except as set forth on Schedule 3.12(b) of the Disclosure Letter, the enforceability of all Contracts will not be affected in any manner by the execution, delivery or performance of this Agreement, and no Contract contains any change in control or other terms or conditions that will, with or without obtaining consent or waiver, become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement.

      3.13. Intellectual Property. (a)  Disclosure.  Schedule 3.13(a)(i) of the
            ---------------------       ----------
Disclosure Letter sets forth a complete and correct list of all Intellectual Property that is owned by either the Company or its Subsidiaries (the "Owned
                                                                       -----
Intellectual Property"), except for any Owned Intellectual Property that
---------------------
consists of (i) inventions, trade secrets, processes, formulae, compositions, designs and confidential business and technical information, and (ii) that is not registered or subject to application for registration and that is not material to the Business.

      (b)   Title.  All of the Intellectual Property used or held for use in
            -----
connection with, necessary for the conduct of, or otherwise material to, the Business (the "Company Intellectual Property"), is owned by either the Company
               -----------------------------
or its Subsidiaries, except as set forth on Schedule 3.13(b)(i) of the Disclosure Letter. The Company and its Subsidiaries have valid and legally sufficient rights to use the Company Intellectual Property free from any Liens (except for Permitted Liens incurred in the ordinary course of business)
and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions, whatsoever, except as set forth on Schedule 3.13(b)(ii) of the Disclosure Letter. Schedule 3.13(b)(iii) of the Disclosure Letter sets forth a list of all licenses, licensing arrangements and other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property, including license arrangements and other contracts providing for the use of or limiting the use of any Intellectual Property upon the lapse of time, the giving of notice or the occurrence of a contingency (the "Intellectual Property
                                                   ---------------------
Licenses").  The representations contained in Section 3.12 shall apply to the
--------
Intellectual Property Licenses. Immediately after the Effective Time, the Company and its Subsidiaries shall own or have licensed to them all the Company Intellectual Property, in each case free from Liens (except for Permitted Liens incurred in the ordinary course of business) and on the same terms and conditions as in effect prior to the Effective Time, except as otherwise disclosed on Schedule 3.13(b)(iv) of the Disclosure Letter.

      (c)   No Infringement, etc.  Except as set forth on Schedule 3.13(c) of
            --------------------
the Disclosure Letter, (i) the conduct of the Business does not infringe or
                        -
otherwise conflict with any rights of any Person in respect of any Intellectual Property and (ii) none of the Company Intellectual Property is being infringed
              --
or otherwise used or available for use by any Person without a license or permission from the Company or its Subsidiaries. The Company and its Subsidiaries have taken all necessary actions to ensure full protection of the Company Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property) under any applicable Law.

      (d)   No Intellectual Property Litigation.  No claim or demand of any
            -----------------------------------
Person has been made or, to the knowledge of the Company, threatened, nor is there any Litigation that is pending or, to the knowledge of the Company, threatened, that (i) challenges the rights of the Company or its Subsidiaries in
                  -
respect of any Company Intellectual Property, (ii) asserts that the Company or
                                               --
its Subsidiaries is infringing or otherwise in conflict with, or is (except as set forth on Schedule 3.13(d) of the Disclosure Letter), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or
              ---
arrangement set forth or required to be set forth on Schedule 3.13(b)(ii) of the Disclosure Letter. None of the Company Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other Governmental Authority, or has been the subject of any Litigation within the last ten years, whether or not resolved in favor of the Company or its Subsidiaries.

      (e)   Software.  The Company and its Subsidiaries own all right, title and
            --------
interest in and to all Owned Software used or held for use in connection with, necessary for the conduct of or otherwise material to the Business. There are no Viruses in the Owned Software. There are no defects in the Owned Software that would prevent it from performing in all material respects the tasks and functions that it was intended to perform.

      (f)   Calendar Function.  Except as set forth on Schedule 3.13(f) of the
            -----------------
Disclosure Letter, all Software, hardware and embedded microcontrollers in non-computer equipment used in the Business that contain or call on a calendar function, including but not limited to any function that is indexed to a computer processing unit clock, provides specific days, dates or times, or calculates spans of dates or times, is, or prior to September 30, 1999 will be able to record, store, process, calculate, compare, sequence and provide true and accurate day, date and time data from, into and between the twentieth and twenty-first centuries, including but not limited to with respect to the years 1999, 2000 and 2001 and leap year calculations (such ability referred to herein as, "Year 2000 Ready" or "Year 2000 Readiness"). The Company has conducted a reasonable investigation into the Year 2000 Readiness of the operations of any third party with which the Company or any Subsidiary has a material relationship including, but not limited to, raw materials providers, service providers, utilities, financial institutions and transporters. The Company and its Subsidiaries have delivered a complete and correct list of all such third parties to the Purchaser. The Company and its Subsidiaries have a reasonable basis to believe, and do believe, that all such third parties will timely be Year 2000 Ready and will be able to continue to conduct business with the Company and its Subsidiaries without material disruption. The Company and its Subsidiaries have also formulated reasonable contingency plans to minimize the effect of the Company's, any Subsidiary's or any third party failure to timely achieve Year 2000 Readiness, which plans include, but are not limited to, alternative sources for products and services. The Company and its Subsidiaries have delivered to the Purchaser copies of the Company's and Subsidiaries' plans to achieve Year 2000 Readiness, a current status report and other documents related to the Year 2000 Readiness status of the Company and its Subsidiaries including, but not limited to, the contingency plans as well as copies of any certifications, correspondence and other documents received from third parties including, but not limited to, business partners, service providers, software vendors and equipment manufacturers addressing their Year 2000 Readiness status.

      3.14. Insurance. Schedule 3.14 of the Disclosure Letter contains a
            ---------
complete and correct list and summary description of all insurance policies maintained by or on behalf of the Company or its Subsidiaries (the "Policies").
                                                                    --------
The Purchaser has been furnished with complete and correct copies of all Policies together with all riders and amendments thereto. The Policies are in full force and effect, and all premiums due thereon have been paid. The Company and its Subsidiaries have complied in all material respects with the terms and provisions of the Policies.

      3.15. Litigation. Except as set forth on Schedule 3.15 of the Disclosure
            ----------
Letter, there is no Litigation pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.15 of the Disclosure Letter, there are no claims pending, and no grounds for any Person to bring a claim (with or without the lapse of time, the giving of notice or the occurrence of a contingency), against the

Company or the Surviving Corporation that could interfere with the Company's ability to sell its products, that could reasonably be expected to impair the goodwill of the Company or its Subsidiaries, or that could materially impair the reputation or marketing of Company or its Subsidiaries products, either currently or after giving effect to the Merger.

      3.16. Compliance with Laws and Instruments. (a) Compliance. Except as set
            ------------------------------------      ----------
forth on Schedule 3.16(a) of the Disclosure Letter, (i) none of the Company and
                                                     -
its Subsidiaries is, nor upon consummation of transactions contemplated hereby, including, but not limited to, the Offer and the Merger, will be, in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any Law (including escheat
                                                 -
and unclaimed property Laws) applicable to it or any of its properties, assets, operations or business, (y) any provision of the Organizational Documents of the
                         -
Company or its Subsidiaries, or (z) any Contract, or any other agreement or
                                 -
instrument to which the Company or its Subsidiaries is party or by which it or any of its properties or assets is bound or affected, except in the case of the foregoing clauses (x) and (z) for any such conflicts, breaches, violations and defaults that, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect, and (ii) none of the
                                                              --
Company and its Subsidiaries have received any notice or has knowledge of any claim alleging any such conflict, violation, breach or default.

      (b)  Governmental Approvals, etc.  Schedule 3.16(b) of the Disclosure
           ---------------------------
Letter contains a complete and correct list of all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business. Except as set forth on Schedule 3.16(b) of the Disclosure Letter, all such Governmental Approvals and other Consents have been duly obtained and are held by the Company and are in full force and effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Offer and the Merger, do not and will not violate any such Governmental Approval or Consent, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof.

      3.17. Environmental Matters. (a) Compliance with Environmental Law. Except
            ---------------------      ---------------------------------
as set forth on Schedule 3.17(a) of the Disclosure Letter, each of the Company and its Subsidiaries has complied and is in compliance in all material respects with all applicable Environmental Laws pertaining to their respective properties and Assets (including the Real Property) and the use and ownership thereof, and to the operation of the Business. No violation by the Company or its Subsidiaries of any applicable Environmental Law relating to any of the properties and assets of the Company or its Subsidiaries or the use or ownership thereof, or to the operation of the Business is being or has been alleged. Except as set forth on Schedule 3.17(a) of the Disclosure Letter, the

Company and its Subsidiaries are in possession of, and in material compliance with, all permits, authorizations and consents required under applicable Environmental Laws.

      (b)   Other Environmental Matters.  Except as set forth on Schedule
            ---------------------------
3.17(b):

      (i) None of the Company, its Subsidiaries or, to the knowledge of the Company or its Subsidiaries, any other Person, has caused or taken any action that will result in, and neither the Company nor its Subsidiaries is subject to, any liability or obligation relating to (x) the environmental conditions on,
                                         -
under, or about the Real Property or other properties or assets currently or formerly owned, leased, operated or used by the Company, its Subsidiaries or any predecessor thereto, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management,
                                  -
handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Materials.

      (ii) No Environmental Claims have been asserted against the Company, its Subsidiaries, or, to the knowledge of the Company, any predecessor in interest, nor does the Company have knowledge or notice of any threatened or pending Environmental Claim against the Company, its Subsidiaries or any predecessor in interest.

      (iii) The Purchaser has been furnished with all information, including, without limitation, all studies, analyses, reports and investigations, in the possession, custody or control of the Company or its agents relating to (x) the
                                                                         -
environmental conditions on, under or about the Real Property or other properties or assets currently or formerly owned, leased, operated or used by the Company, its Subsidiaries or any predecessor in interest thereto, and (y)
                                                                           -
any Hazardous Materials used, managed, handled, transported, treated, generated, stored or Released by the Company, its Subsidiaries or any other Person, in a manner subject to regulation under any Environmental Law, on, under, about or from any of the Real Property, or otherwise in connection with the use or operation of any of the properties and assets of the Company or its Subsidiaries or the Business.

      3.18. Employees, Labor Matters, etc. Except as set forth on Schedule 3.18
            -----------------------------
of the Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or its Subsidiaries. Since January 1, 1998, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or its Subsidiaries. Except as set forth on Schedule 3.18 of the Disclosure Letter, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of the Company or its Subsidiaries. Except as set forth on Schedule 3.18 of the Disclosure Letter, the Company and its Subsidiaries have complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities.

      3.19. Employee Benefit Plans and Related Matters; ERISA. (a) Employee
            -------------------------------------------------      --------
Benefit Plans. Schedule 3.19(a) of the Disclosure Letter sets forth a complete
-------------
and correct list of each "employee benefit plan", as such term is defined in
Section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee of the Company or its Subsidiaries or the beneficiaries or dependents of any such employee or former employee (collectively, the "Employees") or under
                                                            ---------
which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by the Company or its Subsidiaries or any other trade or business, whether or not incorporated, which, together with the Company or its Subsidiaries, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under Section 414 of the Code (such other trades and businesses hereinafter referred to as the "Related Persons"), or to which the Company or
                                ---------------
its Subsidiaries or any Related Person contributes or is or has been obligated or required to contribute (collectively, the "Plans"). With respect to each such
                                              -----
Plan, the Company has made available or furnished to the Purchaser complete and correct copies of: (i) such Plan, if written, or a description of such Plan if
                    -
not written, and (ii) to the extent applicable to such Plan, all trust
                  --
agreements, insurance contracts or other funding arrangements, the two most recent actuarial and trust reports, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication), any actuarial study of any post-employment life or medical benefits provided under any such Plan, if any, statements or other communications regarding withdrawal or other multi employer plan liabilities, if any, and all amendments and modifications to any such document. None of the Company or any of its Subsidiaries has communicated to any Employee any intention or commitment to modify any Plan (except to the extent such modifications are required by law) or to establish or implement any other employee or retiree benefit or compensation plan or arrangement.

      (b) Qualification.  Each Plan intended to be qualified under Section
          -------------
401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status; or the time period for submitting a determination letter request and adopting retroactive amendments under the Code Section 401(b) and corresponding Treasury Regulations is open as of the date of this Agreement.

      (c)   Compliance; Liability.
            ---------------------

      (i) None of the Company, any of its Subsidiaries, or any Related Person has been involved in any transaction that could cause the Company, its Subsidiaries, any such Related Person or, following the Closing, the Purchaser, to be subject to liability under Section 4069 or 4212 of ERISA. None of the Company, its Subsidiaries, or any Related Person has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the knowledge of the Company, no event, transaction or condition has occurred or exists that could result in any such liability to the Company, its Subsidiaries, any such Related Person or, following the Closing, the Purchaser or any of its Affiliates. All contributions and premiums required to have been paid by the Company, its Subsidiaries, and each Related Person to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (including each plan) under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable Law or collective bargaining agreement (including ERISA and the Code) have been paid within the time prescribed by any such plan, agreement or applicable Law.

      (ii) Each of the Plans has been operated and administered in all material respects in compliance with its terms, all applicable Laws and all applicable collective bargaining agreements. There are no material pending or, to the knowledge of the Company, threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of the Company or its Subsidiaries).

      (iii) No Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA.

      (iv) No Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

      (v) No Employee is or will become entitled to post-employment benefits of any kind by reason of employment with the Company or its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured), other than (x) coverage mandated by Section 4980B of the Code or
                      -
applicable state law, (y) retirement benefits payable under any Plan qualified
                       -
under Section 401(a) of the Code or (z) deferred compensation accrued as a
                                     -
liability on the Balance Sheet and additional deferred compensation accrued after the date thereof under the same deferred compensation arrangements.
Except as set forth on Schedule 3.19(c) of the Disclosure Letter or as otherwise required by law, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

      3.20. Accounts Receivable. The Purchaser has been furnished with a
            -------------------
complete and accurate aging of all accounts receivable of the Company and its Subsidiaries as of the end of each monthly period since January 1, 1998. Except as set forth on Schedule 3.20 of the Disclosure Letter, to the knowledge of the Company, no account receivable of the Company or its Subsidiaries reflected on the Balance Sheet and no account receivable arising after the date of the Balance Sheet and reflected on the books of the Company or its Subsidiaries is uncollectible or subject to counterclaim or offset, except to the extent reserved against thereon.

      3.21. Inventories. All inventories of raw materials, supplies, work in
            -----------
progress and finished goods of the Company and its Subsidiaries are of good, usable and merchantable quality in all material respects, and, except as set forth on Schedule 3.21 of the Disclosure Letter, do not include obsolete or discontinued items. Except as set forth on Schedule 3.21 of the Disclosure Letter, (a) all such inventories are of such quality as to meet the quality
         -
control standards of the Company and its Subsidiaries and any applicable governmental quality control standards, (b) all such finished goods are suitable
                                         -
for sale as current inventories at the current prices of the Company and its Subsidiaries in the ordinary course of business, (c) all such inventories are
                                                  -
recorded on the books at the lower of cost or market value determined in accordance with GAAP and (d) no write-down in inventory has been made or should have been made pursuant to GAAP during the past two years.

      3.22. Customers. Except as set forth on Schedule 3.22 of the Disclosure
            ---------
Letter, none of the Company or its Subsidiaries has (a) received any notice or
                                                     -
has any reason to believe that any material customer of the Company or its Subsidiaries (i) has ceased, or will cease, to purchase the products, goods or
              -
services of the Company or its Subsidiaries or (ii) has materially reduced or
                                                --
will materially reduce, the purchase of products, goods or services of the Company or its Subsidiaries or (b) adopted any plan or policy or agreed or
                                -
otherwise made any commitment (regardless of whether such agreement or commitment would constitute an enforceable obligation or contract under applicable Law) to permit or suffer any material customer of the Company or its Subsidiaries to materially reduce the price it will pay for products, goods or services of the Company or its Subsidiaries.

      3.23. Suppliers; Raw Materials. Schedule 3.23 of the Disclosure Letter
            ------------------------
sets forth, for the year ended December 31, 1998, (a) the names and addresses of
                                                   -
the ten largest suppliers of each of the Company and its Subsidiaries based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by the Company and its Subsidiaries from such suppliers during such period and (b) the amount for which each such supplier invoiced the Company
                 -
or its Subsidiaries during such period. None of the Company or its Subsidiaries has received any notice or has any reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company and its Subsidiaries at any time after the Effective Time on terms and conditions substantially the same as those used in its current sales to the Company and its Subsidiaries, subject to general and customary price increases.

      3.24. Products. (a) Warranties. The Purchaser has been furnished with
            --------      ----------
complete and correct copies of the standard terms and conditions of sale for each of the products or services of the Company and its Subsidiaries (containing applicable guaranty, warranty and indemnity provisions). Except as required by law or as set forth on Schedule 3.24(a) of the Disclosure Letter, no product manufactured, sold, or delivered by, or service rendered by or on behalf of, the Company or its Subsidiaries is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.

       (b) Product Liability.  Except as set forth on Schedule 3.24(b) of the
           -----------------
Disclosure Letter, neither the Company nor its Subsidiaries has any material liability or obligation of any nature (whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due), whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, in respect of any product, component or other item manufactured, sold, designed or produced prior to the Closing by, or service rendered prior to the Closing by or on behalf of, the Company or its Subsidiaries or any predecessor thereto, that (i) is not fully and adequately
                                               -
covered by policies of insurance or by indemnity, contribution, cost sharing or similar agreements or arrangements by or with other Persons and (ii) is not
                                                                 --
otherwise fully and adequately reserved against as reflected in the Financial Statements.

      (c)  Rebates.  Except as set forth on Schedule 3.24(c) of the Disclosure
           -------
Letter, none of the Company or its Subsidiaries has entered into, or offered to enter into, any agreement, contract commitment or other arrangement (whether written or oral) pursuant to which the Company or its Subsidiaries is or will be obligated to make any rebates, discounts, promotional allowances or similar payments or arrangements to any customer

("Rebate Obligations"). All Rebate Obligations are reflected on the Financial
  ------------------
Statements or have been incurred after the date thereof in the ordinary course of business.

      3.25. Bank Accounts. Schedule 3.25 of the Disclosure Letter sets forth a
            -------------
complete and correct list containing the names of each bank in which the Company or any of its Subsidiaries has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

      3.26. Brokers, Finders, etc. Except for Alliant Partners (the "Financial
            ---------------------                                    ---------
Advisor"),whose fees shall be paid by the Company, none of the Company or any of
-------
its Subsidiaries has retained any broker, finder or investment banker or other intermediary in connection with the transactions contemplated herein so as to give rise to any claim against the Purchaser, the Company or its Subsidiaries for any brokerage, finder's or investment banker's commission, fee or similar compensation.

      3.27. SEC Reports and Financial Statements.  The Company has timely filed
            ------------------------------------
with the SEC, any applicable state securities authorities and any other Governmental Authority all forms and documents required to be filed by it since January 1, 1994 (collectively, the "Company Reports") and has heretofore made
                                    ---------------
available to Parent and the Purchaser (i) its Annual Reports on Form 10-K for
                                       -
the last five fiscal years, (ii) its Quarterly Reports on Form 10-Q for the
                             --
periods ended March 31, 1999 and June 30, 1999, (iii) all proxy statements
                                                 ---
relating to meetings of stockholders of the Company since January 1, 1994 (in the form mailed to stockholders) and (iv) all other forms, reports and
                                      --
registration statements filed by the Company with the SEC since January 1, 1994 (other than registration statements on Form S-8 or Form 8-A, filings on Form T-1 or preliminary materials and registration statements in forms not declared effective). The documents described in clauses (i)-(iv) above (whether filed before, on or after the date hereof) are referred to in this Agreement collectively as the "Company SEC Documents". As of their respective dates, the
                     ---------------------
Company Reports (a) did not contain any untrue statement of a material fact or
                 -
omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with
                                    -
the applicable requirements of Law, including in the case of SEC filings, the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included in the Company SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

      3.28. Offer Documents; Schedule 14D-9. None of the information supplied in
            -------------------------------
writing by the Company specifically for inclusion in the Offer Documents will, at the respective times the Offer Documents or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9 on the date filed with the SEC will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to
                      --------  -------
the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information furnished to the Company by Parent or the Purchaser specifically for use in the Schedule 14D-9. The Schedule 14D-9 will comply in all material respects, both as to form and otherwise, with the requirements of the Exchange Act and the rules and regulations thereunder. The Proxy Statement, if required, on the date filed with the SEC will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                              --------  -------
that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information furnished to the Company by Parent or the Purchaser specifically for use in the Proxy Statement. The Proxy Statement will comply in all material respects, both as to form and otherwise, with the requirements of the Exchange Act and the rules and regulations thereunder.

      3.29. Fairness Opinion. The Board of Directors of the Company has
            ----------------
received a written opinion from the Financial Advisor to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the holders of Shares (other than Parent and its Affiliates) is fair, from a financial point of view, to such holders of Shares.

      3.30. Disclosure. To the knowledge of the Company, this Agreement and each
            ----------
certificate or other instrument or document furnished by or on behalf of the Company to Parent and the Purchaser pursuant hereto do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of circumstances under which they were made, not misleading.

      3.31. Takeover Statutes. The Board of Directors of the Company has
            -----------------
approved this Agreement, including, but not limited to, the consummation of the Offer and the Merger, and such approval constitutes approval of the Offer and Merger and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to the Offer and Merger or the other transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Offer and Merger or the other transactions contemplated by this Agreement.

      3.32. Nortel Warrant. Purchaser will not be adversely effected by the
            --------------
exercise of the warrant, dated June 27, 1997, held by Northern Telecom Limited, to purchase from the Company 150,000 shares of Company Common Stock and which has an exercise price of $12.00 (such exercise price not having been adjusted since the issuance of such warrant).

      3.33. Cash on the Balance Sheet. The Company has cash and investments such
            -------------------------
that if a balance sheet were prepared in accordance with GAAP as of the date of this Agreement and the date of the consummation of the Offer such cash and investments would be in an amount of at least $13 million.

                                  ARTICLE IV


                        REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

      Parent and the Purchaser represent and warrant to the Company as follows:

      4.1. Status; Authorization, etc. The Purchaser is a corporation duly
           --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each of the Purchaser and Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including, but not limited to, the Offer and the Merger. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including, but not limited to, the Offer and the Merger, have been, and will, by the Effective Time, have been, duly authorized by all requisite action of the Purchaser and Parent. Each of the Purchaser and Parent has duly executed and delivered this Agreement. This Agreement is valid and legally binding obligations of the Purchaser and Parent, enforceable against the Purchaser and Parent in accordance with its terms.

      4.2. No Conflicts, Consents, etc. (a) The execution, delivery and
           ---------------------------
performance by each of the Purchaser and Parent of this Agreement, and the consummation of the transactions contemplated hereby, including, but not limited to, the Offer and the Merger, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), give rise to a right or claim of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of the Purchaser or Parent under, (i) any provision of any
                                                        -
organizational document of the Purchaser or Parent, (ii) any Law applicable to
                                                     --
the Purchaser or Parent, or any of their properties or assets or (iii) any
                                                                  ---
contract, or any other agreement or instrument to which either the Purchaser or Parent is a party or by which any of its properties or assets may be bound.

      (b) Except as set forth on Schedule 4.2(b) of the Parent Disclosure Letter, no Consent of or with any Governmental Authority or other Person is required or advisable to be obtained by the Purchaser or Parent in connection with the execution and delivery by the Purchaser and Parent of this Agreement or consummation of the transactions contemplated hereby, including, but not limited to, the Offer and the Merger, except for (i) applicable requirements under
                                          -
Competition Laws, (ii) applicable requirements under the Exchange Act, (iii)
                   --                                                   ---
applicable requirements under the Securities Act, (iv) the filing of the
                                                   --
Certificate of Merger with the Delaware Secretary of State, (v) applicable
                                                             -
requirements under "blue sky" laws of various states, and (vi) such other
                                                           --
consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (x) required to be obtained or made by the Company or
                          -
any of its Subsidiaries or (y) the failure of which to be obtained or made would
                            -
not have a material adverse effect on the business, results of operations or financial condition of the Purchaser, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

      4.3. Litigation. There is no litigation pending or, to the knowledge of
           ----------
the Purchaser or Parent, threatened, against the Purchaser or Parent that could reasonably be expected to have or result in a material adverse effect on the ability of the Purchaser or Parent to consummate the transactions contemplated by this Agreement.

      4.4. Brokers, Finders, etc. Except as set forth on Schedule 4.4 of the
           ---------------------
Disclosure Letter, neither the Purchaser nor Parent has employed any broker, finder or investment banker in connection with the transactions contemplated herein so as to give rise to any claim for any brokerage, finder's or investment banker's commission, fee or similar compensation.

      4.5. No Prior Business. The Purchaser has not engaged in any business or
           -----------------
activity of any kind, or entered into any agreement or arrangement with any person or any entity or incurred, directly or indirectly, any material liabilities or obligations, other than in connection with the transactions contemplated hereby.

      4.6. Offer Documents; Schedule 14D-9. None of the Offer Documents will, on the date filed with the SEC or on the date first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply
                           --------  -------
to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent or the Purchaser in reliance upon and in conformity with written information furnished to Parent or the Purchaser by the Company specifically for use in the Offer Documents. The Offer Documents will comply in all material respects, both as to form and otherwise, with the requirements of the Exchange Act and the rules and regulations thereunder. None of the information supplied or to be supplied in writing by Parent or the Purchaser specifically for inclusion in the Schedule 14D-9 will, at the time the
Schedule 14D-9 is filed with the SEC contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied in writing by Parent or the Purchaser specifically for inclusion in the Proxy Statement, if required, will, at the time the Proxy Statement is filed with the SEC contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.7. Financing. Parent and the Purchaser, collectively, have and at the
           ---------
expiration of the Offer and the Effective Time will have sufficient funds available to pay the aggregate Merger Consideration and Option Consideration contemplated by this Agreement and to pay all of its fees and expenses related to the transactions contemplated hereby.

      4.8. Beneficial Ownership. Except as set forth on Schedule 4.8, none of
           --------------------
Parent, the Purchaser, or any of their Affiliates "beneficially own" (as defined in Rule 13d-3 under the Exchange Act) any equity securities of the Company.

                                   ARTICLE V


                           COVENANTS OF THE COMPANY

      5.1. Conduct of the Business. On and after the date hereof until the Effective Time, except as expressly required by this Agreement, as disclosed on
Schedule 5.1 of
the Disclosure Letter or as otherwise expressly consented to by the Purchaser in writing, the Company will, and will cause each of its Subsidiaries to:

        (i) carry on the Business in the ordinary course of business in substantially the same manner as heretofore conducted, and use commercially reasonable efforts to (x) preserve intact its present
                                          -
      business organization, (y) keep available the services of its present
                              -
      officers and employees, and (z) preserve intact its relationships with
                                   -
      customers, suppliers and others having business dealings with it;

        (ii) promptly advise the Purchaser in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect or a breach of this Section 5.1;

        (iii) not take any action or omit to take any action within its reasonable control, which action or omission would result in a breach of any of the representations and warranties set forth in Article III;

        (iv) not agree or otherwise commit to take any of the actions proscribed by the foregoing paragraphs (i) through (iii);and

        (v) conduct all Tax affairs relating to it only in the ordinary course of business, and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into.

      5.2. No Solicitation. (a) After the date hereof and prior to the Effective
           ---------------
Time or earlier termination of this Agreement (including, but not limited to, termination pursuant to Section 8.1(h)), unless Parent shall otherwise agree in writing, the Company shall not, shall not permit any of its Subsidiaries to, and shall not authorize or permit any officer, director or employee or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries to, directly or indirectly, except as otherwise expressly permitted in this Section 5.2(a) or in Section 5.2(b), (i)
                                                                            -
initiate, solicit, negotiate, encourage, or provide confidential information to facilitate any proposal or offer to acquire all or any substantial part of the business and properties of the Company and its Subsidiaries, taken as a whole, or beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (such transactions being referred to herein as "Acquisition Transactions"), (ii) enter into any
                             ----------- ------------     --
agreement with respect to any Acquisition Transaction or give any approval of the type referred to in Section 5.2(b) with respect to any Acquisition Transaction or (iii) participate in any discussions regarding, or take any other
                ---
action to
facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Transaction. Notwithstanding the immediately preceding sentence, the Company and its Subsidiaries may, prior to the Company Stockholder Approval (as defined in Section 6.3), in response to any unsolicited proposal for an Acquisition Transaction, furnish information concerning its business, properties or assets to the corporation, partnership, person or other entity or group (a "Potential Acquiror") making such proposal
                                    --------- --------
for an Acquisition Transaction and participate in negotiations with the Potential Acquiror if (x) the Company's Board of Directors, after consultation with one or more of its independent financial advisors, is of the reasonable belief that such Potential Acquiror has the financial wherewithal to consummate such an Acquisition Transaction, (y) the Company's Board of Directors reasonably
                                  -
determines, after receiving advice from the Company's financial advisor, that such Potential Acquiror has submitted a proposal for an Acquisition Transaction that involves consideration to the Company's stockholders and other terms that taken as a whole are more favorable from a financial point of view than the Merger and (z) the Company's Board of Directors determines in good faith, after
            -
consultation with outside counsel, that it is necessary to so furnish information and negotiate in order to comply with its fiduciary duty to stockholders of the Company. In the event the Company shall determine to provide any information as described above or shall receive any offer of the type referred to in this Section 5.2 or shall receive or become aware of any other proposal to acquire a substantial part of the business and properties of the Company and its Subsidiaries, taken as a whole, or to acquire a substantial amount of capital stock of the Company, it shall promptly inform Parent orally as to the fact that information is to be provided and shall furnish to Parent the identity of the recipient of such information and/or the proponent of any such offer or proposal and a description of the material terms thereof. The Company will keep Parent fully informed of the status and material details of any proposed Acquisition Transaction or other transaction (including any material amendments or material proposed amendments of any such proposed Acquisition Transaction or other transaction).

      (b) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, neither the Board of Directors of the Company nor any committee thereof (x) shall withdraw or modify or propose to withdraw or modify, in any manner adverse to Parent, the approval or recommendation of such Board of Directors or such committee of this Agreement, the Offer or the Merger or (y) approve or recommend, or propose to approve or recommend, any proposal for an Acquisition Transaction except, in each case, in connection with a Superior Proposal. As used herein, the term "Superior Proposal" means a bona
                                              -----------------
fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Shares then outstanding or all or substantially all of the assets of the Company, provided (i) such proposed
                                                   --------  -
transaction satisfies the tests set forth in clauses (x), (y) and (z) of the second sentence of Section 5.2(a) and (ii) the Board of Directors determines, in
                                       --
its good faith reasonable judgment,
that such proposed transaction is reasonably likely to be consummated without undue delay.

      (c) Nothing contained in this Section 5.2 shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, provided that
                                                             --------
neither the Company nor its Board of Directors shall, except at permitted by this Section 5.2, approve or recommend acceptance of a proposal for an Acquisition Transaction.

      5.3. Access and Information. From the date hereof to the Effective Time or
           ----------------------
earlier termination of this Agreement, the Company and its Subsidiaries shall give the Purchaser and its accountants, counsel, consultants, employees and agents, full, complete and timely access during normal business hours to, and furnish them with all documents, records, work papers, tax returns and information with respect to, all of the Company's and its Subsidiaries' properties, Assets, books, Contracts, reports, records and senior management personnel, as the Purchaser shall from time to time reasonably request. The Company and its Subsidiaries shall keep the Purchaser and its representatives informed as to the affairs of the Business and shall consult with the representatives of the Purchaser on important matters pertaining to the Business.

      5.4. Further Assurances. (a) Following the Closing, the Company shall
           ------------------
execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Purchaser, to confirm and assure the rights and obligations provided for in this Agreement, and render effective the consummation of the transactions contemplated hereby, including, but not limited to, the Offer and the Merger.

                                  ARTICLE VI


                      COVENANTS OF PARENT, THE PURCHASER
                                AND THE COMPANY

      6.1. Public Announcements. Prior to the Effective Time, except as required
           --------------------
by applicable Law (and after notice to and consultation with the other parties), no party shall, nor shall permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby, including, but not limited to, the Offer and the Merger, without the prior written consent of the other parties.

      6.2. Reasonable Best Efforts. (a) Subject to the terms and conditions provided in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals,
                    -
and (ii) to effect all necessary registrations and filings including, but not
     --
limited to, the Offer Documents, Schedule 14D-9, Proxy Statement and any required filing under the Competition Laws. In case at any time after the Effective Time any further action is necessary or desirable to carry out the obligations of the parties under this Agreement, the proper officers and/or directors of Parent, the Purchaser and the Company, as the case may be, shall take the necessary action.

      (b) In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no
                              -
state takeover statute or similar statute or regulation, in each case as the same is in effect on the date hereof, is or becomes applicable to the Offer, the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any such state takeover statute or similar statute or
               --
regulation becomes applicable to the Offer, the Merger, this Agreement or any other transaction contemplated by this Agreement take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

      6.3. Stockholder Approval. (a) If required by applicable law in order to
           --------------------
consummate the Merger, as soon as practicable following the purchase of the Shares pursuant to the Offer, the Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders
                                                     --------------------
Meeting") for the purpose of adopting and approving this Agreement and the
-------
transactions contemplated hereby, including the Merger (the "Company Stockholder
                                                             -------------------
Approval"). Without limiting the generality of the foregoing, the Company agrees
--------
that its obligations pursuant to the first sentence of this Section 6.3(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any proposed Acquisition Transaction. The Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including, but not limited to, the Offer and the Merger, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger in accordance with Section 5.2. At such meeting, Parent and the Purchaser will each vote, or cause to be voted, all Shares acquired in the Offer or otherwise beneficially owned by it or any of its subsidiaries on the record date for such meeting, in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger.

      (b) The Company shall, if required by law, prepare and file a proxy statement (the "Proxy Statement") with the SEC in connection with obtaining the
                ---------------
Company Stockholder Approval. Parent and the Purchaser shall cooperate with the Company in the preparation of the Proxy Statement including, without limitation, promptly providing information requested by the Company or required by the SEC to be included in the Proxy Statement and responding promptly to any inquiries from the Company made in connection with comments on the Proxy Statement received from the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the SEC completes its review of the Proxy Statement.

      (c) The Company agrees that none of the information included or incorporated by reference in the Proxy Statement or otherwise supplied by the Company to its stockholders, including any amendments to any of the foregoing, will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that the foregoing shall not apply to
                      --------
information supplied by or on behalf of Parent or the Purchaser specifically for inclusion or incorporation by reference in any such document. Parent agrees that none of the information supplied by or on behalf of Parent or the Purchaser specifically for inclusion or incorporation by reference in any such document will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements in such information, in light of the circumstances under which they are made, not misleading.

      (d) Notwithstanding the foregoing, in the event that the Purchaser shall acquire at least 90 percent of the outstanding Shares, the parties hereto agree, at the request of Parent or the Purchaser, to take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company in accordance with Section 253 of the DGCL.

       6.4. Directors' and Officers' Insurance and Indemnification. (a) For a
            ------------------------------------------------------
period of six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries in such capacities against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's Organizational Documents in effect at the date hereof (to the extent consistent with applicable Law).

      (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering the persons who are currently covered by the Company's existing directors' and officers' liability insurance with respect to claims arising from facts or events which occurred before the

Effective Time, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof; provided that in no event
                                                  --------
shall the Surviving Corporation be required to make annual premium payments for such insurance in excess of 150% of the annual premiums payable by the Company for such insurance as of the date hereof.

      6.5. Stockholder Litigation. Each of the Company and the Purchaser shall
           ----------------------
give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or the Purchaser, as applicable, and its directors relating the transactions contemplated hereby, including, but not limited to, the Offer and the Merger.

      6.6. Parent Obligations. Parent agrees to take all steps necessary to
           ------------------
cause Purchaser to fulfill its obligations under this Agreement, both before and after the Effective Time.

                                  ARTICLE VII


                              CONDITIONS PRECEDENT

      7.1. Condition to Obligations of Each Party. The obligations of Parent,
           --------------------------------------
the Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

      (a) Tender of Shares.  The Purchaser shall have purchased all Shares duly
          ----------------
tendered and not withdrawn pursuant to the terms of the Offer and subject to the terms thereof; provided that the obligation of Parent and the Purchaser to
               --------
effect the Merger shall not be conditioned on the fulfillment of the condition set forth in this Section 7.1(a) if the failure of the Purchaser to purchase the Shares pursuant to the Offer shall have constituted a breach of the Offer or of this Agreement.

      (b) No Injunction, etc.  The consummation of the Merger shall not be
          ------------------
precluded by any threatened or bona fide order, decree or injunction of a court of competent jurisdiction (each party agreeing to use its best efforts to have any such order reversed or injunction lifted), and there shall not have been any action threatened or taken or any Law enacted, promulgated or deemed applicable to the Merger by any Governmental Authority that makes consummation of the Merger illegal.

      (c) Stockholder Approval.  If required by the Certificate of
          --------------------
Incorporation and By-Laws of the Company and the DGCL, this Agreement shall have been approved and adopted by the affirmative vote of the holders of the requisite number of shares of Common Stock in accordance with the Certificate of Incorporation and By-Laws of the Company and the DGCL.

      (d) HSR Act and Competition Act.  (1)  Any applicable waiting period
          ---------------------------
under the HSR Act shall have expired or been terminated.

      (2) If applicable, the Director of Investigation and Research appointed under the Competition Act (Canada) shall not have advised the Purchaser, in writing, that he intends to oppose the acquisition of the Shares or that he has taken or threatened to take proceedings under the Competition Act (Canada) in respect of the purchase of Shares.

                                 ARTICLE VIII


                                  TERMINATION

      8.1. Termination. This Agreement may be terminated and the Merger
           -----------
contemplated herein may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the stockholders of the Company:

      (a) by the mutual written consent of Parent, the Purchaser and the Company duly authorized by their respective Boards of Directors;

      (b) by either Parent or the Company if, on or before December 6, 1999, the Purchaser shall not have purchased in the Offer such number of the Shares which represent in excess of 50% of the outstanding Shares on a fully diluted basis, or the Merger shall not have been consummated on or before March 5, 2000, provided, however, that the right to terminate this Agreement shall not be
--------  -------
available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Offer or the Merger to have occurred on or before the aforesaid date;

      (c) by either Parent or the Company if the Offer shall expire or terminate in accordance with its terms without any Shares having been purchased thereunder and, in the case of termination by Parent, the Purchaser shall not have been required by the terms of the Offer or this Agreement to purchase any Shares pursuant to the Offer;

      (d) by the Company if the Purchaser shall not timely commence the Offer as provided in Section 1.1(a);

      (e) unilaterally by the Purchaser and Parent on the one hand (treated as a single party) or the Company on the other hand (i) if the other fails to
                                                  -
perform any material covenant or agreement in any material respect in this Agreement, and does not cure the failure in all material respects within 30 business days after the terminating party delivers written notice of the alleged failure or (ii) if any condition to the obligations of that party is not
            --
satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to March 5, 2000;

      (f) by either the Purchaser or the Company if either is prohibited by an order or injunction (other than an order or injunction on a temporary or preliminary basis) of a court of competent jurisdiction or other Governmental Authority from consummating the Offer or the Merger and all means of appeal and all appeals from such order or injunction have been finally exhausted;

      (g) by the Purchaser if the Board of Directors of the Company shall have withdrawn or modified, or resolved to withdraw or modify, in any manner which is adverse to Parent or the Purchaser, its recommendation or approval of the Offer, the Merger or this Agreement; or

      (h) by the Company if (i) the Board of Directors of the Company shall
                             -
have determined in good faith, after consultation with outside counsel, that it is necessary, in order to comply with its fiduciary duties to the Company's stockholders under applicable law, to terminate this Agreement to enter into an agreement with respect to or to consummate a transaction constituting a Superior Proposal, (ii) the Company shall have given notice to the Purchaser advising the
           --
Purchaser that the Company has received a Superior Proposal from a third party, specifying the material terms and conditions (including the identity of the third party), and that the Company intends to terminate this Agreement in accordance with this Section 8.1(h), (iii) either (A) the Purchaser shall not
                                      ---          -
have revised its proposal for an Acquisition Transaction within two (2) business days from the time on which such notice is deemed to have been given to Parent or (B) if the Purchaser within such period shall have revised its proposal for
    -
an Acquisition Transaction, the Board of Directors of the Company, after receiving advice from the Company's financial advisor, shall have determined in its good faith reasonable judgment that the third party's proposal for an Acquisition Transaction is more favorable from a financial point of view than Parent's revised proposal for an Acquisition Transaction, and (iv) the Company,
                                                               --
at the time of such termination, pays the Parent Expenses and the Termination Fee in accordance with Section 8.3.

      In the event of a termination of this Agreement and an abandonment of the Merger, no party hereto (or any of its directors, officers, representatives or agents) shall have any further liability or further obligation to any other party to this Agreement, except with respect to the provisions of this Article VIII and the other provisions that survive the Merger pursuant to Section 8.2 and except that nothing herein will relieve any party from liability for any willful breach of its representations, warranties, covenants and agreements set forth in this Agreement.

      8.2. Non-Survival of Representations and Warranties. Except as otherwise
           ----------------------------------------------
provided in this Section 8.2, none of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, in the case of the Company, shall survive the acceptance for payment of, and payment for, any Shares by the Purchaser pursuant to the Offer.

      8.3. Fees and Expenses. (a) Except as provided below in this Section 8.3,
           -----------------
all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

      (b) The Company shall pay, or cause to be paid, in same day funds to Parent the sum of (x) Parent Expenses (as defined below) and (y) $2.4 million
                   -                                          -
(the "Termination Fee") upon demand if the Company terminates this Agreement
      ---------------
pursuant to Section 8.1(h). In addition, the Company shall pay or cause to be paid, in same day funds to Parent the sum of Parent Expenses and the Termination Fee if (i) the Purchaser terminates this Agreement pursuant to Section 8.1(e) or
        -
8.1(g) at any time after a proposal for an Acquisition Transaction has been made or (ii) the Company or Parent terminates this Agreement pursuant to Section
    --
8.1(b) or 8.1(c) at any time after a proposal for an Acquisition Transaction has been made and, within twelve (12) months after any termination referred to in the immediately preceding clauses (i) or (ii) of this sentence, any Person that made a proposal for an Acquisition Transaction (or an Affiliate thereof) completes a merger, consolidation or other business combination with the Company or a subsidiary of the Company, or the purchase from the Company or from a subsidiary of the Company of 20% or more (in voting power) of the voting securities of the Company or of 20% or more (in market value) of the assets of the Company and its subsidiaries, on a consolidated basis; provided that the
                                                            --------
Company will not have any obligations under this Section 8.3(b) if the Purchaser terminates this Agreement pursuant to Section 8.1(e)(ii) as a result of the failure of a condition to be satisfied unless the reason for the failure of such condition to be satisfied is reasonably related to the making of such proposal for an Acquisition Transaction. "Parent Expenses" shall mean reasonable and
                                  ---------------
reasonably documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with the Offer and Merger or the consummation of any of the transactions contemplated by this Agreement (including, without limitation, fees and expenses of counsel, commercial banks, investment banking firms, accountants, experts and consultants to Parent and any of its Affiliates); provided, however, that in no event shall Parent Expenses paid pursuant to this Section exceed $400,000.

      (c) Parent shall pay, or cause to be paid, in same day funds to the Company the Company Expenses upon demand if Parent or the Purchaser terminates this Agreement pursuant to Section 8.1(e). "Company Expenses" shall mean
                                            ----------------
reasonable and reasonably documented out-of-pocket fees and expenses incurred or paid by or on behalf of the Company in connection with the Offer and the Merger or the consummation of any of the transactions contemplated by this Agreement (including, without limitation, fees and expenses of counsel, commercial banks, investment banking firms, accountants, experts and consultants to the Company and any of its Affiliates); provided, however, that in no event shall Company Expenses paid pursuant to this Section 8.3(c) exceed $400,000.

      (d) The Company acknowledges that the agreements contained in this
Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 8.3, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for any of the Termination Fees or Parent Expenses set forth in this Section 8.3, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of such Termination Fees and Parent Expenses at the Prime Rate.

      (e) Parent acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay the amount due pursuant to this
Section 8.3, and, in order to obtain such payment, the Company commences a suit which results in a judgment against the Company for any of the expenses set forth in Section 8.3(c), Parent shall pay to the Company its costs and Company Expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of such expenses at the Prime Rate.

      (f) This Section 8.3 shall survive any termination of this Agreement.

                                  ARTICLE IX


                                  DEFINITIONS

      9.1. Definition of Certain Terms. The terms defined in this Section 9.1,
           ---------------------------
whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement (each such meaning to be equally applicable to the singular and the plural forms of the respective terms so defined). All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

      Acquisition Transactions.  As defined in Section 5.2(a).
      ------------------------

      Affiliate:  of a Person means a Person that directly or indirectly through
      ---------
one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

      Agreement:  this Agreement and Plan of Merger, as the same may be amended
      ---------
from time to time.

      Assets: as defined in Section 3.10.
      ------

      Audited Financial Statements:  the audited financial statements of the
      ----------------------------
Company as at and for the years ended December 31, 1998, 1997 and 1996, including (i) balance sheets and statements of income, cash flows and
           -
stockholders equity and (ii) a report thereon from PricewaterhouseCoopers LLP,
                         --
the Company's independent auditors.

      Balance Sheet: the balance sheet of the Company as of December 31, 1998
      -------------
included in the Financial Statements.

      Business:  any business in which the Company or its Subsidiaries  is
      --------
engaged as of the Effective Time.

      business day:  shall mean a day other than a Saturday, Sunday or other day
      ------------
on which commercial banks in The City of New York are authorized or required to close.

      CERCLA:  the Comprehensive Environmental Response, Compensation and
      ------
Liability Act, as amended, 42 U.S.C. (S) 9601 et seq.

      Certificate of Merger:  as defined in Section 2.4.
      ---------------------

      Certificates:  as defined in Section 2.6.
      ------------

      Closing:  as defined in Section 2.4.
      -------

      Code:  the Internal Revenue Code of 1986, as amended.
      ----

      Company:  as defined in the recitals to this Agreement.
      -------

      Company Common Stock:  as defined in the recitals to this Agreement.
      --------------------

      Company Expenses:  as defined in Section 8.3(c).
      ----------------

      Company Intellectual Property:  as defined in Section 3.13(b).
      -----------------------------

      Company Reports: as defined in Section 3.27.
      ---------------

      Company SEC Documents: as defined in Section 3.27.
      ---------------------

      Company Stockholder Approval:  as defined in Section 6.3(a).
      ----------------------------

      Company Stockholders Meeting:  as defined in Section 6.3(a).
      ----------------------------

      Competition Laws: statutes, rules, regulations, orders, decrees,
      ----------------
administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade, including the HSR Act and, to the extent applicable, equivalent laws of other countries, including, but not limited to the Competition Act (Canada).

      Consent:  any consent, approval, waiver, agreement, license, or report or
      -------
notice to, any Person.

      Contract:   all loan agreements, indentures, letters of credit (including
      --------
related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, endorsement agreements, and other agreements, contracts, instruments, obligations, offers, commitments, plans, arrangements and understandings, written or oral, to which the Company or its Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified, that are of the types listed in clauses (i) through (xiv) below:

      (i) leases, subleases, licenses, occupancy agreements, permits, franchises, insurance policies, agreements, Governmental Approvals and other Contracts concerning or relating to the Real Property;

      (ii) employment, consulting, severance, agency, bonus, compensation, or other trusts, funds and other Contracts (other than the Plans) relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants (whether or not legally binding) of the Company or its Subsidiaries, including sales agency, copacking or distributorship agreements or arrangements for the sale of any of the products or services of the Company or its Subsidiaries;

      (iii) licenses, licensing arrangements and other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

      (iv)   brokers' or finder's contracts;

      (v) joint venture, partnership and similar contracts, agreements, arrangements and understandings involving a sharing of profits or expenses;

      (vi) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, lease or disposition of the Company or its Subsidiaries any material assets or properties (other than sales of inventory made in the ordinary course of business), any business, or any capital stock of or other interest in any Person by the Company or its Subsidiaries, within the last five years, or involving continuing indemnity or other obligations;

      (vii) contracts prohibiting or restricting the ability of the Company, its Subsidiaries or the Business to engage in any business or operate in any geographical area or to compete with any Person;

      (viii) orders and other contracts for the purchase or sale of materials, supplies, products or services, involving aggregate payments in excess of $25,000 in each case or $75,000 in the aggregate;

      (ix) contracts providing for future payments that are conditioned, in whole or in part, on a change in control of any of the Company or its Subsidiaries;

      (x) powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction;

      (xi)   contracts not entered into in the ordinary course of business;

      (xii) contract or series of related contracts with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $75,000 per annum or an aggregate of $75,000 under the term of the contract;

      (xiii) contracts that are or will be material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of the Company or its Subsidiaries; and

      (xiv) contracts providing for future payments that are conditioned, in whole or in part, on the future performance of the Company or its Subsidiaries.

      Control (including the terms "controlled by" and "under common control
      -------                       -------------       --------------------
with"): the possession, directly or indirectly, of the power to direct or cause
----
the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

      DGCL:  as defined in Section 2.1.
      ----

      Disclosure Letter: as defined in Section 3.1(b).
      -----------------

      Dissenting Shares: as defined in Section 2.5.
      -----------------

      Effective Time: as defined in Section 2.4.
      --------------

      Employees: as defined in Section 3.19(a).
      ---------

      Environmental Claims: any complaint, notice, directive, order, claim,
      --------------------
litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, office or other authority, or any third party, involving violations of Environmental Laws or Releases of Hazardous Materials from (i) any assets, properties or businesses of
                                      -
the Company, its Subsidiaries or any predecessor in interest; (ii) from
                                                               --
adjoining properties or businesses; or (iii) from or onto any facilities which
                                        ---
received Hazardous Materials generated by the Company, its Subsidiaries or any predecessor in interest.

      Environmental Laws:  all applicable Laws relating to the protection of the
      ------------------
environment, to human health and safety, to natural resources or to any use, sale, manufacture, treatment, generation, processing, storage, disposal, abatement, existence, Release, threatened Release, transportation or handling of any Hazardous Material, including, without limitation, (i) CERCLA, the Resource
                                                        -
Conservation and Recovery Act, and the Occupational Safety and Health Act, (ii)
                                                                            --
all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of Releases or threatened Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Material, and (iii) all other
                                                            ---
requirements pertaining to the protection of the health and safety of employees or the public.

      ERISA:  the Employee Retirement Income Security Act of 1974, as amended.
      -----

      Exchange Act: the Securities Exchange Act of 1934, as amended.
      ------------

      Financial Advisor: as defined in Section 3.26.
      -----------------

      Financial Statements: the Audited Financial Statements and the Interim
      --------------------
Financial Statements.

      GAAP: United States generally accepted accounting principles.
      ----

      Governmental Approval:  any consent, approval, authorization, waiver,
      ---------------------
permit, concession, franchise, agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority.

      Governmental Authority:  as defined in Section 3.4(b).
      ----------------------

      Hazardous Materials:  any substance that:  (i) is or contains asbestos,
      -------------------                         -
urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-
derived substances or wastes, radon gas or related materials, (ii) requires
                                                               --
investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance"
                                    ---------------      -------------------
thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious,
                ---
radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated as such by any Governmental Authority under any Environmental Law.

      HSR Act: Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
      -------

      Independent Directors: as defined in Section 1.3(c).
      ---------------------

      Intellectual Property:  any and all United States and foreign: patents and
      ---------------------
applications, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations and applications for registration or renewal thereof; copyrights and registrations or renewals thereof; Software; Internet Websites; inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information; all other intellectual property and proprietary rights; copies and tangible embodiments thereof (in whatever form or medium, including electronic media); and licenses of any of the foregoing.

      Intellectual Property Licenses: as defined in Section 3.13(b).
      ------------------------------

      Interim Financial Statements:  the unaudited financial statements of the
      ----------------------------
Company for the periods ended March 31, 1999 and June 30, 1999, including a balance sheet and statements of income, cash flows and stockholders equity.

      IRS:  the Internal Revenue Service.
      ---

      knowledge of the Company:  actual knowledge, after due inquiry, of any
      ------------------------
executive officer of the Company.
---------

      Law:  all applicable provisions of all (a) constitutions, treaties,
      ---                                     -
statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c)
                                          -                              -
orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

      Leased Real Property:  all interests leased pursuant to Leases.
      --------------------

      Leases:  the real property leases, subleases, licenses and occupancy
      ------
agreements pursuant to which the Company or its Subsidiaries is lessee, sublessee, licensee or occupant.

      Lien:  any mortgage, pledge, hypothecation, right of others, claim,
      ----
security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

      Litigation:  any action, cause of action, claim, demand, suit, proceeding,
      ----------
citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.

      Material Adverse Effect:  (i) any event, occurrence, fact, condition,
      -----------------------    -
change or effect that is, or would reasonably be expected to be, materially adverse to the Business, Assets, results of operations or financial or other condition of the Company or its Subsidiaries, taken as a whole, or (ii) a
                                                                    --
material impairment of the ability of the Company to perform its respective
                                                             ---
obligations hereunder and to consummate the transactions contemplated hereby, including, but not limited to, the Offer and the Merger.

      Merger: as defined in the recitals to this Agreement.
      ------

      Merger Consideration: as defined in Section 2.2.
      --------------------

      Minimum Condition: as defined in Section 1.1(a).
      -----------------

      Occupied Property: any real property used or held by the Company or its
      -----------------
Subsidiaries that is not Owned Real Property or Leased Real Property.

      Offer: as defined in Section 1.1(a).
      -----

      Offer Documents: as defined in Section 1.1(b).
      ---------------

      Option Consideration: as defined in Section 2.3.
      --------------------

      Options: as defined in Section 2.3.
      -------

      Organizational Documents: as defined in Section 3.1(c).
      ------------------------

      Owned Intellectual Property: as defined in Section 3.13(a).
      ---------------------------

      Owned Real Property:  the real property owned by the Company or its
      -------------------
Subsidiaries, together with all structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon, attached or appurtenant thereto or owned by the Company or its Subsidiaries and all easements, licenses and rights relating to the foregoing.

      Owned Software:  all Software developed by or for the Company or its
      --------------
Subsidiaries or in connection with the Business by any employee of the Company or its Subsidiaries or by an independent contractor.

      Parent: as defined in the recitals to this Agreement.
      ------

      Parent Expenses: as defined in Section 8.3(b).
      ---------------

      Paying Agent: as defined in Section 2.6.
      ------------

      Permitted Liens:  (i) Liens securing liabilities for which adequate
      ---------------    -
reserves are included in the Balance Sheet, to the extent so reserved, that do not materially interfere with the use of the property subject thereto or extend to or cover any assets of any other Affiliate of Purchaser upon consummation of the transactions contemplated by this Agreement, (ii) Liens for Taxes not yet
                                                  --
due and payable, or that are being contested in good faith by appropriate proceedings, (iii) mechanic's Liens, landlord's Liens and warehouseman's Liens
              ---
securing obligations arising in the ordinary course of business that are not more than 30 days past due or are being contested in good faith by appropriate proceedings or (iv) Liens that, individually and in the aggregate, do not and
                --
would not materially detract from the value of any of the property or Assets or materially interfere with the use thereof as currently used or proposed to be used.

      Person: any natural person, firm, partnership, association, corporation,
      ------
company, trust, business trust, Governmental Authority or other entity.

      Plans:  as defined in Section 3.19(a).
      -----

      Policies: as defined in Section 3.14.
      --------

      Potential Acquiror: as defined in Section 5.2.
      ------------------

      Preferred Shares: as defined in Section 3.2
      ----------------

      Prime Rate:  the rate of interest per annum publicly announced from time
      ----------
to time by Citibank N.A. as its prime rate in effect at its principal office in New York City.

      Proxy Statement: as defined in Section 6.3(b).
      ---------------

      Purchaser: as defined in the recitals to this Agreement.
      ---------

      Real Property:  the Owned Real Property, the Leased Real Property and the
      -------------
other Occupied Property.

      Rebate Obligations:  as defined in Section 3.24(c).
      ------------------

      Related Persons:  as defined in Section 3.19(a).
      ---------------

      Release:  any releasing, disposing, discharging, injecting, spilling,
      -------
leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

      Schedule 14D-1: as defined in Section 1.1(b).
      --------------

      Schedule 14D-9: as defined in Section 1.2(b).
      --------------

      SEC: the Securities and Exchange Commission.
      ---

      Securities Act: the Securities Act of 1933, as amended.
      --------------

      Shares: as defined in Section 1.1(a).
      ------

      Software: all computer software, including but not limited to, application
      --------
software and system software, including all source code and object code versions thereof, in any and all forms and media, whether recorded on paper, magnetic media or other electronic or non-electronic media (including data and related documentation, user manuals, training materials, flow charts, diagrams, descriptive tests and programs, computer print-outs, underlying tapes, computer databases and similar items), integrated circuits, embedded systems, and other electro-mechanical or processor based systems.

      Subsidiaries:  each corporation or other Person in which a Person owns or
      ------------
controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

      Superior Proposal:  as defined in Section 5.2(b).
      -----------------

      Surviving Corporation:  as defined in Section 2.1.
      ---------------------

      Tax:  any federal, state, provincial, local, foreign or other income,
      ---
alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, without limitation, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not) imposed by any Governmental Authority or other taxing authority.

      Termination Fee:  as defined in Section 8.3(b).
      ---------------

      Virus:  a computer program that replicates itself on a computer or network
      -----
of computers and thereby damages other computer programs or data located on such computer or network or otherwise causes a defect in the operation of such computer or network.

      Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."


                                   ARTICLE X

                                 MISCELLANEOUS

      10.1.   Severability. If any provision of this Agreement is inoperative or
              ------------
unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

      10.2.   Notices. All notices and other communications made in connection
              -------
with this Agreement shall be in writing and shall be deemed to have been duly given if (a) mailed by first-class, registered or certified mail, return receipt
          -
requested, postage prepaid, (b) transmitted by hand delivery, (c) sent by next-
                             -                                 -
day or overnight mail or delivery or (d) sent by fax or telecopy, addressed as
                                      -
follows:

      (i)  if to Parent or the Purchaser to:

           3 New England Executive Park
           Burlington, MA  01803

           Telecopy:    (781) 272-2304
           Telephone:   (781) 272-6100
           Attention:   Ned C. Lautenbach

           with a copy to:



Debevoise & Plimpton

875 Third Avenue

New York, New York  10022

Telecopy:  (212) 909-6836

Telephone: (212) 909-6000

Attention: Franci J. Blassberg, Esq.

     (ii)  if to the Company, to:

           Applied Digital Access, Inc.
           9855 Scranton Road
           San Diego, CA  92121

           Telecopy:  (619) 623-2208
           Telephone: (619) 623-2200
           Attention: Donald L. Strohmeyer

           with a copy to:



Gray Cary Ware & Freidenrich LLP

400 Hamilton Avenue

Palo Alto, California  94301

Telecopy:  (650) 327-3699
           Telephone: (650) 833-2020
           Attention: Gregory M. Gallo, Esq.

      or, in each case, at such other address as may be specified in writing to the other party hereto.

      10.3.  Entire Agreement. This Agreement (including the Disclosure Letter)
             ----------------
constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      10.4.  Counterparts; Headings. This Agreement may be executed in several
             ----------------------
counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

      10.5. Governing Law, etc. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE OFFER AND THE MERGER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE,
                                                     -
AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE
                   --
IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER
                              ---
VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS
                  --
AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 10.5(b).

      (c)  EACH PARTY (i) AGREES THAT ANY LEGAL OR EQUITABLE ACTION, SUIT OR
                       -
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE OFFER AND THE

MERGER, OR THE SUBJECT MATTER OF ANY OF THE FOREGOING MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT IN THE STATE OF DELAWARE, (ii) WAIVES ANY OBJECTION WHICH
                                                  --
IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING, (iii) IRREVOCABLY SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF
             ---
ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE FOR PURPOSES OF ANY SUCH ACTION, SUIT OR PROCEEDING, AND (iv) IRREVOCABLY WAIVES
                                                          --
ANY IMMUNITY FROM JURISDICTION TO WHICH IT MIGHT OTHERWISE BE ENTITLED IN ANY SUCH ACTION, SUIT OR PROCEEDING WHICH MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT IN THE STATE OF DELAWARE, AND IRREVOCABLY WAIVES ANY IMMUNITY FROM THE MAINTAINING OF AN ACTION AGAINST IT TO ENFORCE ANY JUDGMENT FOR MONEY OBTAINED IN ANY SUCH ACTION, SUIT OR PROCEEDING AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY IMMUNITY FROM EXECUTION.

     10.6.   Binding Effect. This Agreement shall be binding upon and inure to
             --------------
the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     10.7.   Assignment. This Agreement shall not be assignable by any of the
             ----------
parties hereto without the prior written consent of the other parties; provided,
                                                                       --------
that, the Purchaser may assign this Agreement to any of its Affiliates, or to any lender to the Purchaser as security for obligations to such lender; provided, further, that no assignment by the Purchaser shall in any way affect
--------  -------
the Purchaser's obligations or liabilities under this Agreement; and provided,
                                                                     --------
further, that Parent may assign this Agreement to a successor in interest, the
-------
purpose of such successor in interest being to reincorporate Parent in the State of Delaware.

      10.8.  Amendment and Waiver. This Agreement may not be amended except by
             --------------------
an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that no such
                                           --------  -------
waiver may materially adversely affect the rights of the stockholders of the Company. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Section 6.4 and the obligations of the parties following consummation of the Offer are intended for the benefit of the Company's stockholders, officers and directors and may not be amended or waived.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                        DYNATECH CORPORATION



                                        By: /s/ Allan M. Kline
                                           ---------------------------------
                                           Allan M. Kline
                                           Corporate Vice President,
                                           Chief Financial Officer and Treasurer


                                        DYNATECH ACQUISITION
                                          CORPORATION



                                        By: /s/ Allan M. Kline
                                           ---------------------------------
                                           Allan M. Kline
                                           Treasurer


                                        APPLIED DIGITAL ACCESS, INC.



                                        By: /s/ Donald L. Strohmeyer
                                           ---------------------------------
                                           Donald L. Strohmeyer
                                           President and Chief Executive Officer


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                                    ANNEX A
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      Certain Conditions of the Offer.  Notwithstanding any other provision of
      -------------------------------
the Offer, the Purchaser shall not be required to accept for payment, or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered shares after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer, and (subject to the terms of the Agreement) may amend or terminate the Offer or postpone the acceptance for payment, the purchase of, and/or (subject to any such applicable rules and regulations of the SEC) payment for, Shares tendered, (i) unless there are
                                                       -
validly tendered and not properly withdrawn prior to the expiration of the Offer, as extended from time to time in accordance with the terms of the Agreement, that number of Shares which represents in excess of 50% of the outstanding Shares on a fully-diluted basis (such basis assumes all shares underlying in-the-money vested and unvested stock options are issued and outstanding), or (ii) subject to any cure period, if applicable, as set forth
                  --    -------------------------------------------------------
in Section 8.1(e) of the Agreement, if at any time on or after the date of the
--------------------------------------
Agreement and at or before the time of payment for any such Shares (whether or not any Shares shall theretofore have been accepted for payment or paid pursuant to the Offer) any of the following conditions exists:

      (a) there shall be pending any action or proceeding brought by any governmental authority before any federal or state court, or any order or preliminary or permanent injunction entered in any action or proceeding before any federal or state court or governmental, administrative or regulatory authority or agency, located or having jurisdiction within the United States or any country or economic region in which either the Company or Parent, directly or indirectly, has material assets or operations, or any other action taken, proposed or threatened, or statute, rule, regulation, legislation, interpretation, judgment or order proposed, sought, enacted, entered, promulgated, amended or issued that is applicable to Purchaser, the Company or any subsidiary or Affiliate of Purchaser or the Company or the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency located or having jurisdiction within the United States or any country or economic region in which either the Company or Parent, directly or indirectly, has material assets or operations, which could reasonably be expected to have the effect of: (i) making illegal, or otherwise restraining or prohibiting or
                -
   making materially more costly, the making of the Offer, the acceptance for payment of, payment for, or ownership, directly or indirectly, of some of or all the Shares by Parent or Purchaser, the consummation of any of the transactions contemplated by the Agreement or materially delaying the Merger;
   (ii) prohibiting or materially limiting the ownership or operation by the
    --
   Company or any of its subsidiaries, or by Parent, Purchaser or any of Parent's subsidiaries of all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole or Parent or any of its subsidiaries, or compelling Purchaser, Parent or any of Parent's subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and any of its subsidiaries taken as a whole or Parent or any of its subsidiaries, in each case as a result of the transactions contemplated by the Offer or the Merger or the Agreement;(iii)imposing or confirming material limitations on the ability of
              ---
   Purchaser,Parent or any of Parent's subsidiaries effectively to acquire or hold or to exercise full rights of ownership of Shares including, without limitation,the right to vote any Shares acquired or owned by Parent or Purchaser or any of Parent's subsidiaries on all matters properly presented to the shareholders of the Company, including, without limitation, the adoption an approval of the Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company;(iv) requiring divestiture by Parent or Purchaser, directly
                   --
   or indirectly, of any Shares; or (v) which could reasonably be expected to
                                     -
   have a Material Adverse Effect;

      (b) there shall have occurred, or Purchaser shall have become aware of any fact that has had, or could reasonably be expected to have, a Material Adverse Effect;

      (c)  there shall have occurred (i) any general suspension of trading in
                                      -
   or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States,(ii)a decline of at
                                                           --
   least 25% in the Nasdaq-100 Index, the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 index from that existing at the close of business on the date hereof, (iii) any material adverse change or any
                                 ---
   condition, event or development involving a prospective material adverse change in United States or other material international currency exchange rates or a suspension of, or limitation on, the markets therefor,(iv)a
                                                                     --
   declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (v) any limitation (whether or not mandatory)
                                   -
   by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or any other event that materially adversely affects, the extension of credit by banks or other lending institutions,(vi)
                                                                            --
   a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a Material Adverse Effect on the Company or materially adversely affect (or materially delay) the consummation of the Offer or (vii) in the case of any of the foregoing existing at the
                    ---
   time of the execution of the Agreement, a material acceleration or worsening thereof which acceleration or worsening is reasonably expected to have a Material Adverse Effect on the Company or to materially adversely affect the consummation of the Offer;

      (d)  (i) it shall have been publicly disclosed or Purchaser shall have
            -
    otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding Shares has been acquired by any corporation (including the Company or any of its subsidiaries or Affiliates), partnership, person or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or any of its Affiliates, or (ii) (A)
                                                   --- ---
   the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or the Agreement and, within ten business days of taking and disclosing to its stockholders the aforementioned position, shall not have publicly reconfirmed its recommendation of the Offer, the Merger or the Agreement, or approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger, (B) any corporation, partnership, person or other entity or group
           ---
   shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any Shares or a merger, consolidation or other business combination with or involving the Company or any of its subsidiaries or (C) the Board of
                                                       ---
   Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

      (e) any of the representations and warranties of the Company set forth in the Agreement that are qualified as to materiality shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made at the time of such determination, except with respect to representations and warranties made as of an earlier time; provided, that the representations and warranties of the
                       --------
   Company set forth in Sections 3.32 and 3.33 of the Agreement are true and correct as of the date of such Agreement and as of the date of the consummation of the Offer;

      (f) the Company shall have failed to perform any material obligation or to comply with any material agreement or material covenant of the Company to be performed or complied with by it under the Agreement;

      (g) the Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company; or

      (h) any waiting periods under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall not have expired or been terminated or any material approval, permit, authorization, consent or waiting period of any domestic, foreign or supranational governmental, administrative or regulatory agency (federal, state, local, provincial or otherwise) located or having jurisdiction within the United States or any country or economic region in which either the Company or Parent, directly or indirectly, has material assets or operations, including, but not limited to, the Competition Act (Canada), shall not have been obtained and such failure to obtain could reasonably be expected to have a Material Adverse Effect on the Company or the value of the Shares or the Offer to the Purchaser;

which, in the good faith sole judgment of Purchaser makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

      The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition or may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Agreement).
The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                            EXHIBIT A


                             AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          APPLIED DIGITAL ACCESS, INC.

                                Pursuant to the
               General Corporation Law of the State of Delaware

      Applied Digital Access, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The Corporation was originally incorporated under the name "Applied Digital Access, Inc." and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 9, 1997.

      2. This Amended and Restated Certificate of Incorporation, having been duly adopted in accordance with the General Corporation Law of the State of Delaware, amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware, as amended.

      3. Accordingly, the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware is hereby further amended and restated to read in its entirety as set forth below:

   FIRST:  The name of the corporation is Applied Digital Access, Inc.
   -----
(hereinafter called the "Corporation").

   SECOND:  The Corporation's registered office in the State of Delaware is c/o
   ------
Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

   THIRD:  The nature of the business of the Corporation and its purpose is to
   -----
engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

   FOURTH:  The total number of shares of stock which the Corporation shall have
   ------
authority to issue is 100 shares of Common Stock, par value $.01 per share.

   FIFTH:  The name and mailing address of the incorporator is as follows:
   -----

               Andrew S. Borodach
               c/o Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022

   SIXTH:  The following provisions are inserted for the management of the
   -----
business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

      (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

      (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

      (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

      (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

      (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Certificate of
                  --------
   Incorporation shall eliminate or limit the liability of a director (i) for
                                                                       -
   any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve
                  --
   intentional misconduct or a knowing violation of the law, (iii) under Section
                                                              ---
   174 of the General Corporation Law of the State of Delaware or (iv) for any
                                                                   --
   transaction from which the director derived an improper personal benefit.


   SEVENTH:  The Corporation reserves the right to amend or repeal any provision
   -------
contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

      IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, having been duly adopted by the Board of Directors and the stockholders of the Corporation, has been executed this ____ day of ___________, 1999.


                                            APPLIED DIGITAL ACCESS, INC.



                                            By:_________________________
                                               Name:
                                               Title:




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